EXHIBIT 10.1


                                                       Final Execution Copy
                                                       --------------------


===========================================================================

                        STOCK PURCHASE AGREEMENT

                              by and among

                NationsBank, N.A. (South), solely as Trustee
            of the Simmons Company Employee Stock Ownership Trust

                              Simmons Company,

                     Merrill Lynch Capital Appreciation
                         Partnership No. B-XI, L.P.,
                          MLCP Associates L.P. No. II,
                             ML IBK Positions Inc.,
                     ML Offshore LBO Partnership No. B-XI,
                      Merrill Lynch KECALP L.P. 1987,
                      Merrill Lynch KECALP L.P. 1989,
                       Merchant Banking L.P. No. IV,

                 Certain Other Stockholders of Simmons Company
                      Listed on the Signature Pages Hereto,

                          Simmons Acquisition Corp.
                                    and
                             Simmons Holdings, Inc.

                            ------------------------
                             As of February 21, 1996
                            ------------------------



===========================================================================

                               TABLE OF CONTENTS
                              ------------------

                                                                            Page
                                                                            ----

                                   ARTICLE I

                                   DEFINITIONS                                1
                                   -----------

                                   ARTICLE II

                               PURCHASE OF SHARES                             6
                               ------------------

2.1. Purchase and Sale of the Shares  . . . . . . . . . . . . . . . . .       6

2.2. Purchase Price   . . . . . . . . . . . . . . . . . . . . . . . . .       7

2.3. Closing Date   . . . . . . . . . . . . . . . . . . . . . . . . . .       7

2.4. Closing Date Deliveries  . . . . . . . . . . . . . . . . . . . . .       7

2.5. Adjustment of ESOP Allocated Shares
       and Purchase Price   . . . . . . . . . . . . . . . . . . . . . .       9

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                              REGARDING THE COMPANY                           9
                         ------------------------------

3.1. Organization of the Company  . . . . . . . . . . . . . . . . . . .       9

3.2. Capital Stock of the Company   . . . . . . . . . . . . . . . . . .      10

3.3. Subsidiaries   . . . . . . . . . . . . . . . . . . . . . . . . . .      11

3.4. Authority of the Company   . . . . . . . . . . . . . . . . . . . .      12

3.5. Financial Statements   . . . . . . . . . . . . . . . . . . . . . .      14

3.6. Operations Since December 31, 1994   . . . . . . . . . . . . . . .      15

3.7. No Undisclosed Liabilities   . . . . . . . . . . . . . . . . . . .      17

3.8. Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      17

3.9. Governmental Permits   . . . . . . . . . . . . . . . . . . . . . .      18

3.10. Real Property   . . . . . . . . . . . . . . . . . . . . . . . . .      18

                                                                            Page
                                                                            ----



3.11.     Real Property Leases  . . . . . . . . . . . . . . . . . . . . .    19

3.12.     Intellectual Property   . . . . . . . . . . . . . . . . . . . .    20

3.13.     Labor Relations   . . . . . . . . . . . . . . . . . . . . . . .    20

3.14.     Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . .    21

3.15.     Contracts   . . . . . . . . . . . . . . . . . . . . . . . . . .    25

3.16.     No Violation, Litigation or Regulatory Action   . . . . . . . .    26

3.17.     Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . .    26

3.18.     Certain Transactions or Arrangements  . . . . . . . . . . . . .    27

3.19.     Customer and Supplier Relationships   . . . . . . . . . . . . .    27

3.20.     Finders   . . . . . . . . . . . . . . . . . . . . . . . . . . .    27

                                   ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES OF
                                   THE SELLERS                               28
                        ---------------------------------

4.1.      Authority and Related Matters . . . . . . . . . . . . . . . . .    28

4.2.      No Finder   . . . . . . . . . . . . . . . . . . . . . . . . . .    30

4.3.      Absence of Proceedings  . . . . . . . . . . . . . . . . . . . .    30

4.4.      Additional Representations of the Trustee   . . . . . . . . . .    30

4.5.      Bankruptcy  . . . . . . . . . . . . . . . . . . . . . . . . . .    31

4.6.      Company Representations and Warranties  . . . . . . . . . . . .    31

                                    ARTICLE V

              REPRESENTATIONS AND WARRANTIES OF BUYER AND HOLDINGS           31
              -----------------------------------------------------

5.1.      Organization and Capitalization of Buyer
            and Holdings  . . . . . . . . . . . . . . . . . . . . . . . .    31

5.2.      No Subsidiaries   . . . . . . . . . . . . . . . . . . . . . . .    32

5.3.      Authority of Each of Buyer and Holdings   . . . . . . . . . . .    32

                                                                            Page
                                                                            ----



5.4.      Pro Forma Balance Sheet; Post-Merger
            Capitalization of Company   . . . . . . . . . . . . . . . . .    33

5.5.      Certain Transactions or Arrangements  . . . . . . . . . . . . .    33

5.6.      No Finder   . . . . . . . . . . . . . . . . . . . . . . . . . .    34

5.7.      Absence of Proceedings  . . . . . . . . . . . . . . . . . . . .    34

5.8.      Investment Intent   . . . . . . . . . . . . . . . . . . . . . .    34

5.9.      Status as Accredited Investor   . . . . . . . . . . . . . . . .    34

5.10.     Financial Capability  . . . . . . . . . . . . . . . . . . . . .    34

5.11.     HSR Act   . . . . . . . . . . . . . . . . . . . . . . . . . . .    35

5.12.     Employer Securities   . . . . . . . . . . . . . . . . . . . . .    35


                                   ARTICLE VI
                              ADDITIONAL COVENANTS                           35
                              --------------------

6.1.      Investigation of the Company by Buyer
            and the Trustee . . . . . . . . . . . . . . . . . . . . . . . .  35

6.2.      Investigation of Buyer and Holdings by
            the Trustee   . . . . . . . . . . . . . . . . . . . . . . . . .  36

6.3.      Certain Agreements  . . . . . . . . . . . . . . . . . . . . . . .  36

6.4.      Operations Prior to the Closing Date  . . . . . . . . . . . . . .  37

6.5.      No Public Announcement  . . . . . . . . . . . . . . . . . . . . .  40

6.6.      Governmental Filings; Consents  . . . . . . . . . . . . . . . . .  40

6.7.      Directors' and Officers' Indemnification  . . . . . . . . . . . .  41

6.8.      Company Options   . . . . . . . . . . . . . . . . . . . . . . . .  41

6.9.      Buyer to Fund Certain Obligations   . . . . . . . . . . . . . . .  42

6.10.     Employee Benefits   . . . . . . . . . . . . . . . . . . . . . . .  42

6.11.     Termination of Obligations to ML Sellers  . . . . . . . . . . . .  42

6.12.     FIRPTA Certificate    . . . . . . . . . . . . . . . . . . . . . .  43

                                                                           Page
                                                                           ----

6.13.     Stockholders' Agreement; Exercise of
          Certain Call Rights   . . . . . . . . . . . . . . . . . . . . . .  43

6.14.     ESOP Amendments; New Stockholders Agreement   . . . . . . . . . .  44

6.15.     Approval of Merger    . . . . . . . . . . . . . . . . . . . . . .  44

6.16.     Approval of Amended Certificate of
          Incorporation   . . . . . . . . . . . . . . . . . . . . . . . . .  44

6.17.     Other Agreements; Approval  . . . . . . . . . . . . . . . . . . .  44

6.18.     Consents Relating to Certain Obligations  . . . . . . . . . . . .  44



                              ARTICLE VII

               CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER                   45
               --------------------------------------------

7.1.      No Misrepresentation or Breach of Covenants
          and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . 45

7.2.      Resignations of Directors   . . . . . . . . . . . . . . . . . . . . 46

7.3.      Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46

7.4.      Necessary Approvals and Consents  . . . . . . . . . . . . . . . . . 46

7.5.      Corporate Action  . . . . . . . . . . . . . . . . . . . . . . . . . 46

7.6.      ESOP Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . 47



                              ARTICLE VIII

                  CONDITIONS PRECEDENT TO OBLIGATIONS
                    OF THE COMPANY AND THE SELLERS                            47
                    ------------------------------
8.1.      No Misrepresentation or Breach of Covenants
          and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . 47

8.2.      Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47

8.3.      Other Transactions  . . . . . . . . . . . . . . . . . . . . . . . . 48

8.4.      ESOP Amendments; New Stockholders Agreement   . . . . . . . . . . . 48

8.5.      Additional Conditions to Trustee's Obligations  . . . . . . . . . . 48

                                                                           Paqe
                                                                           ----

                              ARTICLE IX

                              TERMINATION                                     49
                              -----------

9.1.      Termination     . . . . . . . . . . . . . . . . . . . . . . . . . . 49

9.2.      No Liability Upon Termination   . . . . . . . . . . . . . . . . . . 50

                                   ARTICLE X

                              GENERAL PROVISIONS                              50
                              ------------------

10.1.     Non-survival of Representations, Warranties
          and Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . 50

10.2.     Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50

10.3.     Expenses and Taxes    . . . . . . . . . . . . . . . . . . . . . . . 52

10.4.     Partial Invalidity    . . . . . . . . . . . . . . . . . . . . . . . 53

10.5.     Execution in Counterparts   . . . . . . . . . . . . . . . . . . . . 53

10.6.     Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . 53

10.7.     Assignment; Successors and Assigns  . . . . . . . . . . . . . . . . 54

10.8.     Titles and Headings   . . . . . . . . . . . . . . . . . . . . . . . 54

10.9.     Schedules and Exhibits  . . . . . . . . . . . . . . . . . . . . . . 54

10.10.    Knowledge   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54

10.11.    Entire Agreement; Amendments  . . . . . . . . . . . . . . . . . . . 55

10.12.    Action by Management Stockholders
          and ML Sellers  . . . . . . . . . . . . . . . . . . . . . . . . . . 55

10.13.    Waivers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55

Exhibit A -    Aggregate Purchase Price Payable to Each Seller
Exhibit B -    Form of ESOP Amendments
               B-1 - Form of Consolidated ESOP Loan Agreement
               B-2 - Form of Consolidated Pledge Agreement
               B-3 - Form of Amended and Restated ESOP Note
               B-4 - Form of Amendment Agreement of Trust
               B-5 - Form of Second Amendment to the ESOP

Exhibit C - Form of New Stockholders Agreement
Exhibit D - Form of Agreement of Merger

Exhibit E -    Amendments to the Company's Incorporation
               Documents:
               E-1 - Form of Amended and Restated Certificate of Incorporation
               E-2 - Form of Amended and Restated bylaws
Exhibit F -    Parent Option Agreement
Exhibit G -    Services and Expenses Agreement
Exhibit H -    Management Advisory, Strategic Planning
               and Consulting Services Agreement
Exhibit I -    Opinions
Exhibit J -    Terms of Management Options
Exhibit K -    Buyer's and Holdings' Incorporation Documents:
               K-1 - Form of Buyer's Certificate of
                     Incorporation
               K-2 - Form of Buyer's bylaws
               K-3 - Form of Holdings' Certificate of Incorporation, including all Certificates of Designation
               K-4 - Form of Holdings bylaws

Schedules
- ---------

Schedule  3.1        Organization of the Company
Schedule  3.2        Capital Stock of the Company
Schedule  3.3        Subsidiaries
Schedule  3.4        Authority of the Company
Schedule  3.5        Financial Statements
Schedule  3.6        Operations Since December 31, 1994
Schedule  3.7        Undisclosed Liabilities
Schedule  3.8        Taxes
Schedule  3.9        Governmental Permits
Schedule  3.10       Real Property
Schedule  3.11       Real Property Leases
Schedule  3.12       Intellectual Property
Schedule  3.13       Labor Relations
Schedule  3.14       Employee Benefit Plans
Schedule  3.15       Contracts
Schedule  3.16       Violation, Litigation or Regulatory Action
Schedule  3.17       Insurance
Schedule  3.18       Certain Transactions or Arrangements
Schedule  3.19       Customer and Supplier Relationships
Schedule  5.2        Subsidiaries of Buyer and Holdings
Schedule  5.5        Certain Transactions or Arrangements
Schedule  10.3       Fees and Expenses

          THIS STOCK PURCHASE AGREEMENT ("Agreement") is dated as of February 21, 1996, by and among Merrill Lynch Capital Appreciation Partnership No. B-XI, L.P., a Delaware limited partnership, MLCP Associates L.P. No. II, a Delaware limited partnership, ML IBK Positions Inc., a Delaware corporation, ML Offshore LBO partnership No. B-XI, a Cayman Islands limited partnership, and Merchant Banking L.P. No. IV (collectively, the "ML Sellers" and, individually, an "ML Seller"), Simmons Company, a Delaware corporation (the "Company"), Merrill Lynch KECALP L.P. 1987, a Delaware limited partnership ("KECALP 1987"), Merrill Lynch KECALP L.P. 1989, a Delaware limited partnership ("KECALP 1989"), NationsBank, N.A. (South), solely in its capacity as trustee (the "Trustee") of the Simmons Company Employee Stock Ownership Trust (as amended, supplemented or otherwise modified from time to time, the "ESOT"), the management stockholders listed on the signature pages attached hereto (the "Management Stockholders" and, together with the ML Sellers, KECALP 1987, KECALP 1989 and the Trustee, the "Sellers"), Simmons Acquisition Corp., a Delaware corporation ("Buyer") and Simmons Holdings, Inc., a Delaware corporation ("Holdings").

                              W I T N E S S E T H
                              - - - - - - - - - -

         WHEREAS, the Sellers are the owners of that number of shares of common stock, par value $.01 per share, of the Company (the "Company Common Stock") set forth next to such Seller's name on Exhibit A attached hereto (the "Shares");

          WHEREAS, such Sellers desire to sell to Buyer, and Buyer desires to purchase from such Sellers, the shares of Company Common Stock to be purchased pursuant to this Agreement for the amounts provided herein, all on the terms and subject to the conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual terms, conditions and other covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

         In addition to the other words and terms defined elsewhere in the Agreement, as used in this Agreement, the following words and terms have the meanings specified or referred to below:

         "Affiliate" means, with respect to any Person, any other Person who,
         -----------
directly or indirectly, controls, is controlled by or is under common control with such Person.

          "Allocated Shares" has the meaning specified in Section 2.5.
          ------------------

          "Amended Certificate of Incorporation" has the meaning specified in
          --------------------------------------
Section 2.4(c)(iv).

          "Buyer" has the meaning specified in the preamble of this Agreement.
          -------

          "Class A Stock" means the Class A Stock, $.01 par value per share, of
          ---------------
Holdings.

          "Class C Stock" means the Class C Stock, $.01 par value per share, of
          ---------------
Holdings.

          "Class D Stock" means the Class D Stock, $.01 par value per share, of
          ---------------
Holdings.

          "Closing" has the meaning specified in Section 2.3.
          ---------

          "Closing Date" has the meaning specified in Section 2.3.
          --------------

          "Code" means the Internal Revenue Code of 1986, as
          ------
amended.

          "Company" has the meaning specified in the preamble to this Agreement.
          ---------

          "Company Common Stock" has the meaning specified in the recitals to
          ----------------------
this Agreement.

          "Company Group" has the meaning specified in Section 3.14(a).
          ---------------

          "Company Options" has the meaning specified in Section 3.2.
          -----------------

          "December 1994 Balance Sheet" has the meaning specified in Section
          -----------------------------
3.5.

          "Defined Benefit Plan" has the meaning specified in Section 3.14(a).
          ----------------------

          "Employee Plan" has the meaning specified in Section 3.14.
          ---------------

          "Encumbrance" means any lien, claim, charge, security interest,
          -------------
mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title, covenant or other encumbrance or restriction of any kind.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as
         -------
amended.

         "ESOP" means the Simmons Company Employee Stock Ownership Plan as
         ------
amended and restated effective January 17, 1989.

          "ESOP Amendments" has the meaning specified in Section 2.4(c)(ii).
          -----------------

          "ESOP Fairness Opinion" has the meaning specified in Section 4.4.
          -----------------------

          "ESOT" has the meaning specified in the preamble to this Agreement.
          ------

          "Final Notice" shall have the meaning specified in Section 6.9.
          --------------

          "Financial Statements" has the meaning specified in Section 3.5.
          ----------------------

          "Foreign Plan."  has the meaning specified in Section specified in
          ---------------
3.14 (a).

          "Governmental Body" means any federal, state, local or foreign court,
          -------------------
government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

          "Governmental Permits" has the meaning specified in Section 3.9.
          ----------------------

          "Holdings" has the meaning specified in the preamble to this
          ----------
Agreement.

          "H-S-R Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
          -----------
1976, as amended, and the rules and regulations promulgated thereunder.

          "Intellectual Property" has the meaning specified in Section 3.12(a).
          -----------------------


          "Investcorp" has the meaning specified in Section 8.1.
          ------------

          "IRS" means the Internal Revenue Service.
          -----

          "KECALP 1987" has the meaning specified in the preamble to this Agreement.
          ---------

          "KECALP 1989" has the meaning specified in the preamble to this
          -------------
Agreement.

          "Junior Notes" means the Company's Junior Subordinated Notes, due
          --------------
January 17, 2003.

          "Major Transactions" has the meaning specified in Section 4.4.
          --------------------


          "Management Notes" means the Company's Amended and Restated Adjustable
          ------------------
Rate Senior Subordinated Notes due January 1, 1999.

          "Management Stockholders" has the meaning specified in the preamble to
          -------------------------
this Agreement.

          "Material Adverse Effect" means a material adverse effect on (i) the
          -------------------------
financial condition, businesses or results of operations of the Company and the Subsidiaries taken as a whole or (ii) the ability of the Company to consummate the transactions contemplated hereby.

          "Material Leases" has the meaning specified in Section 3.11.
          -----------------

          "Merger" has the meaning specified in Section 2.4(c)(i).
          -------

          "Merger Agreement" means the Agreement of Merger, dated as of
          ------------------
March     , 1996, between the Company and Buyer, the form of which is attached as Exhibit D hereto.

          "ML Seller" and "ML Sellers" have the meanings specified in the
          -----------     ------------
preamble to this Agreement.

          "MLCP" means Merrill Lynch Capital Partners, Inc., a Delaware
          ------
corporation, of which each of the ML Sellers is an Affiliate.

          "Multiemployer Plan" has the meaning specified in Section 3.14(a).
          --------------------

          "New Stockholders Agreement" has the meaning specified in Section
          ----------------------------
2.4(c)(iii).

          "October 1995 Interim Balance Sheet" has the meaning specified in
          ------------------------------------
Section 3.5.

          "Option Plans" has the meaning specified in Section 3.2.
          --------------

          "Owned Real Property" has the meaning specified in Section 3.10.
          ---------------------

          "PBGC" means the Pension Benefit Guaranty Corporation established
          ------
pursuant to Subtitle A of Title IV of ERISA, or any other governmental agency, department or instrumentality succeeding to the functions of said Corporation.

          "Permitted Encumbrance"  means (i) only with respect to real estate
          -----------------------
and interests therein, easements, covenants, conditions, restrictions and other matters of record, and incidental mechanics' and other similar liens, none of which, individually or in the aggregate, materially affect the value of, or marketability of title to, the property subject thereto or the use to which such property is presently put, (ii) the Encumbrances arising from the Senior Credit Agreement, and (iii) the Encumbrances permitted under Section 6.02 of the Senior Credit Agreement.

          "Person" means and includes an individual, a partnership, a
          --------
corporation, a trust, a joint venture, an unincorporated organization and any governmental or regulatory body or other agency or authority.

          "Preferred Stock" has the meaning specified in Section 3.2.
          -----------------

          "Pro Forma Balance Sheet" has the meaning specified in Section 5.4.
          -------------------------

          "Purchase Price" has the meaning specified in Section 2.2.
          ----------------

          "Returns" has the meaning specified in Section 3.8(a).
          ---------

          "Securities Act" means the Securities Act of 1933, as amended.
          ----------------

          "Sellers" has the meaning specified in the preamble to this Agreement.
          ---------

          "Senior Credit Agreement" means the Credit Agreement dated as of
          -------------------------
January 17, 1989, as amended and restated as of September 27, 1989, as amended and restated as of March 11, 1991, as amended by the First Amendment and Consent, dated as of April 18, 1994, the Second Amendment and Waiver, dated as of December 28, 1994, the Third Amendment, dated as of March 29, 1995, the Fourth Amendment, dated April 13, 1995, and the Fifth Amendment, dated as of April 27, 1995, all among the Company, the Guarantors named therein, the Banks named therein and Chemical Bank, as agent for the Banks.

          "Series A Preferred Stock" has the meaning specified in Section
          --------------------------
3.6(b).

          "Series C Preferred Stock" has the meaning specified in Section 3.2.
          --------------------------

          "Shares" has the meaning specified in the recitals to this Agreement.
          --------

          "Significant Sellers" means the ML Sellers, the Trustee, KECALP 1987
          ---------------------
and KECALP 1989.

          "Stockholders' Agreement" has the meaning specified in Section 6.13.
          -------------------------

          "Subsidiary" shall mean, as of the applicable point in time, each
          ------------
corporation, partnership, joint venture or other entity of which the Company owns, directly or indirectly, more than 50% of the outstanding voting securities or equity interests.

          "Tax" or "Taxes" has the meaning specified in Section 3.8(a).
          -----    -------

          "Trustee" has the meaning specified in the preamble to this Agreement.
          ---------

          "Trust Agreement" has the meaning specified in Section 3.2.
          -----------------

                                   ARTICLE II

                              PURCHASE OF SHARES
                              ------------------

         2.1. Purchase and Sale of the Shares. Subject to the terms and
              ---------------------------------
conditions hereof, on the Closing Date, as defined in Section 2.3, each Seller shall sell to the Buyer, and the Buyer shall purchase from each Seller, the number of Shares specified next to each such Seller's respective name on Exhibit A hereto for the aggregate purchase price listed next to such Seller's name on Exhibit A.

         2.2. Purchase Price.  The purchase price ("Purchase Price") to be paid
              ---------------                       --------------
to any Seller for such Seller's Shares to be sold pursuant hereto shall be as set forth on Exhibit A hereto. The Purchase Price payable to each Seller shall be payable as provided in Section 2.4(b)(i).

         2.3. Closing Date. Subject to the terms and conditions hereof, the
              --------------
consummation of the transactions provided for in Sections 2.1 and 2.4 (the "Closing") shall take place at 10:00 A.M., local time, on March 25, 1996, or
 -------
such other date as may be agreed upon by Buyer, the Company, MLCP and the Trustee upon which the conditions to be satisfied prior to the Closing set forth in Articles VII and VIII are satisfied or waived, at the offices of Gibson, Dunn & Crutcher, 200 Park Avenue, New York, New York 10166 (the date and time at which the Closing shall occur is hereinafter called the "Closing Date").
                                                         ------------

         2.4. Closing Date Deliveries.   (a) On the Closing Date, each Seller
              -------------------------
shall deliver to Buyer:

               (i) one or more stock certificates representing the number of the Shares to be purchased from such Seller by Buyer, in proper form for transfer, accompanied by appropriate stock powers duly executed in blank, together with any and all necessary documentary or transfer tax stamps duly affixed and canceled and otherwise in form satisfactory to Buyer; and

               (ii) all of the instruments required or contemplated to be delivered under Article VII and such other evidence as Buyer shall reasonably request to demonstrate satisfaction of the conditions set forth in such Article VII.

          (b) On the Closing Date, Buyer and where applicable Holdings shall deliver to the Sellers and the Company, as the case may be:

          (i) the Purchase Price set forth on Exhibit A hereto (subject to adjustment, in the case of the shares to be purchased from the Trustee, pursuant to Section 2.5 hereof) next to such Seller's name to each respec-tive Seller by wire transfer of immediately available funds to such bank account or accounts as each such Seller shall designate in writing to Buyer at least two business days prior to the Closing Date; and

          (ii) all of the instruments required or contemplated to be delivered under Article VIII and such other evidence as the Company, MLCP or the Trustee shall reasonably request to demonstrate satisfaction of the conditions set forth in such Article VIII.

          (c) On the Closing Date, the following additional actions shall occur:

          (i) Buyer and the Company shall enter into the Agreement of Merger in the form of Exhibit D hereto (the "Merger Agreement") providing for the
                                       --------------------
     merger of Buyer with and into the Company (the "Merger") and the Merger
                                                     ------
     shall occur;

          (ii) the Company and the Trustee, as applicable, shall execute the Consolidated ESOP Loan Agreement, the Consolidated Pledge Agreement, the Amended and Restated ESOP Note, the Amendment Agreement of Trust and the Second Amendment to the ESOP in the form of Exhibits B-l, B-2, B-3, B-4 and B-5 hereto, respectively (collectively, the "ESOP Amendments");
                                                 -------------------

         (iii) the Company, the Trustee and Holdings shall enter into the stockholders agreement in the form of Exhibit C hereto (the "New
                                                                 ----
     Stockholders Agreement");
     -------------------------

         (iv) the Company shall amend and restate its Certificate of Incorporation (the "Amended Certificate of Incorporation") in the form of
                        ----------------------------------------
     Exhibit E-1 hereto and its bylaws in the form of Exhibit E-2 hereto;

         (v) Subject to Sections 6.9 and 6.18 hereof, Buyer shall pay or shall contribute or otherwise make such funds available to the Company and cause the Company to pay the outstanding amount of the Company's indebtedness as of the Closing Date under the Senior Credit Agreement and the outstanding amounts due in connection with the transactions contemplated hereby under the Junior Notes, Management Notes and Series C Preferred Stock;

         (vi) Buyer shall pay to the holders of Company Options the amounts contemplated by Section 6.8;

         (vii) Buyer shall deliver to the parties indicated on Schedule 10.3(b) and pursuant to Section 10.3 the respective amounts to be paid at the Closing.

         (viii) Holdings and the Company shall enter into the Parent Option Agreement in the form of Exhibit F hereto;

         (ix) Holdings and the Company shall enter into the Services and Expenses Agreement in the form of Exhibit G hereto; and

         (x) The Company or Buyer and INVESTCORP International Inc. shall enter into an agreement regarding management services in the form of Exhibit H hereto.

    2.5. Adjustment of ESOP Allocated Shares and Purchase Price. At least five
         ------------------------------------------------------
business days prior to the Closing Date, the Company shall provide written notice to Buyer setting forth the number of shares of Company Common Stock to be allocated, as of December 31, 1995, to the accounts of ESOP participants (the "Allocated Shares"), all of which Allocated Shares shall be purchased by Buyer
- ---------------------
hereunder. The number of Allocated Shares shall not be less than 5,990,000 shares. The aggregate purchase price payable to the Trustee with respect to such Allocated Shares shall be determined as follows: (a) the product of $5.36 and the number of Allocated Shares less (b) $931,681.00 (which reflects the pro rata portion relating to the shares of Company Common Stock held by the ESOP, whether or not allocated to the accounts of the ESOP participants, on a fully diluted basis, of the expenses set forth on Schedule 10.3(b) hereto). Exhibit A shall be amended prior to the Closing to set forth the number of Allocated Shares and the purchase price as determined pursuant to this Section 2.5.

                              ARTICLE III

          REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY
          ----------------------------------------------------

     As an inducement to Buyer to enter into this Agreement and the Merger Agreement and to consummate the transactions contemplated hereby and thereby, the Company represents and warrants to Buyer and, with respect to the ESOP Amendments, the Company represents and warrants to the Trustee as follows:

     3.1. Organization of the Company.  The Company is a corporation duly
          ----------------------------
organized, legally existing and in good standing under the laws of the State of Delaware. Except as set forth on Schedule 3.1, the Company is duly qualified to transact business as a foreign corporation and is in good standing in each of the jurisdictions listed in Schedule 3.1.

Those jurisdictions are the only jurisdictions in which the ownership or leasing of its properties or the conduct of its business requires such qualification (except where the failure to so qualify would not have a Material Adverse Effect). The Company has all requisite corporate power to own or lease and to operate and use its properties and assets and to carry on its business as now conducted. The Company has delivered or made available to Buyer and the Trustee complete and correct copies of the Company's Certificate of Incorporation, and bylaws, each as in effect on the date hereof and as to be amended and restated in connection with the transactions contemplated hereby.

    3.2. Capital Stock of the Company. As of the date hereof and immediately
         -----------------------------
prior to the Merger, the authorized capital stock of the Company consists and shall consist of (i) 50,000,000 shares of Company Common Stock, and (ii) 10,000,000 shares of preferred stock, par value $.01 per share (the "Preferred
                                                                    ----------
Stock"), of which 50,000 have been designated as Series C Cumulative Redeemable
- --------
Exchangeable Preferred Stock (the "Series C Preferred Stock"). As of the date
                                  -----------------------------
hereof and immediately prior to the Merger (other than due to exercise of Company Options, as defined below, or as permitted by Article VI), 34,582,552 shares of Company Common Stock are outstanding, of which 11,687,894 shares are owned of record by the Trustee (and of which shares no more than 6,017,488 shares are or will be Allocated Shares), and 6,801.53 shares of Series C Preferred Stock are outstanding. As of the date hereof and immediately prior to the Merger (other than due to exercise of Company Options, as defined below, or as permitted by Article VI), options to purchase 3,052,306 shares of Company Common Stock (the "Company Options") were outstanding pursuant to the Company's
                  ------------------
1991 performance stock option plan, as amended, and certain additional option agreements (collectively, the "Option Plans"). None of the issued and
                              -----------------
outstanding shares of Company Common Stock or Series C Preferred Stock has been issued in violation of, or is subject to, any preemptive or any subscription rights. Except for this Agreement, the transactions contemplated hereby and the provisions of the ESOP, the Agreement of Trust between the Company and the Trustee (the "Trust Agreement") and the Option Plans and except as disclosed on
             -------------------
Schedule 3.2, there are no agreements, arrangements, warrants, options, puts, calls, rights, option or other employee benefit plans or other commitments or understandings of any character to which the Company, or to the Company's knowledge, any Seller is a party relating to the issuance, sale, purchase, redemption, conversion, exchange, registration, voting or transfer of any shares of Company

Common Stock, Preferred Stock or other securities of the Company. The names of the record holders of all such warrants, options, puts, calls and rights, and the names of the parties to all such agreements, arrangements, plans, commitments or understandings, are set forth on Schedule 3.2. All of the shares of Company Common Stock subject to issuance pursuant to the Option Plans upon exercise of the Company Options, shall, upon issuance on the terms and conditions specified in the instruments pursuant to which the shares are issuable, be duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of Company Common Stock and Series C Preferred Stock are duly and validly issued and fully paid and nonassessable, free of any preemptive or subscription rights (except as set forth in Schedule 3.2), and upon delivery to Buyer pursuant to Article II hereof, the Shares will be duly and validly issued and fully paid and nonassessable, free of any preemptive or subscription rights and free and clear of all Encumbrances.

    Schedule 3.2 hereto sets forth (i) the record and to the Company's knowledge beneficial owners of the shares of Series C Preferred Stock and the number of shares of Series C Preferred Stock held by each such holder, (ii) the holders of the Management Notes and the aggregate principal amount of Management Notes held by each such holder, (iii) the holders of the Junior Notes and the aggregate principal amount of Junior Notes held by each such holder and (iv) the holders of the Company Options, the number of shares of Company Common Stock for, and the exercise price at, which such Company Options are exercisable by each such holder, in each case, as of the date hereof.

    3.3. Subsidiaries. (a) Schedule 3.3 contains a list of (i) each Subsidiary
         --------------
as of the date hereof and (ii) each corporation, partnership, joint venture or other entity (other than any Subsidiary) in which the Company owns, directly or indirectly, at least 5% of the voting securities or other equity interests.
Schedule 3.3 contains (A) the name, jurisdiction of incorporation or organization, authorized shares or other equity capital and percentage of outstanding shares or other equity interests of each of the Subsidiaries owned, directly or indirectly, of record by the Company, and (B) to the knowledge of the Company, the name of the owner and the number and percentage of outstanding shares or other equity interests of each of the Subsidiaries owned of record by any other person.

    (b) Except as set forth on Schedule 3.3, each of the Subsidiaries is a corporation duly organized, legally existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to transact business as a foreign corporation and is in good standing in each of the jurisdictions listed in
Schedule 3.3, which are the only jurisdictions in which the ownership or leasing of its properties or the conduct of its business requires such qualification (except where the failure to so qualify would not have a Material Adverse Effect). Each of the Subsidiaries has all requisite corporate power to own or lease and to operate and use its properties and assets and to carry on its business as now conducted.

         (c) All of the outstanding capital stock of each of the Subsidiaries has been validly issued and is fully paid and nonassessable. Except as disclosed on Schedule 3.3, there are no agreements, arrangements, options, warrants, puts, calls, rights, option or other employee benefit plans or other commitments or understandings of any character relating to the issuance, sale, purchase, redemption, conversion, exchange, registration, voting or transfer of any capi-tal stock or other securities of any of the Subsidiaries. The Company or a Subsidiary owns directly the amount of shares of capital stock of each of the Subsidiaries set forth on Schedule 3.3 as being owned by them, free of preemptive and any subscription rights and from all Encumbrances, other than Permitted Encumbrances.

          3.4. Authority of the Company. (a) The Company has all requisite
               --------------------------
corporate power to execute and deliver this Agreement and the ESOP Amendments, to consummate the transactions, subject to the conditions set forth herein, contemplated hereby and to comply with the terms, conditions and provisions hereof. The execution, delivery and performance of this Agreement and the ESOP Amendments by the Company have been, or will prior to execution thereof be, duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by the Company and constitutes, and each other instrument of the Company contemplated hereby (including the ESOP Amendments), when executed and delivered by the Company, will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The provisions of Section 203 of the Delaware General Corporation Law are not and will not be applicable to the transactions contemplated by this Agreement or to any other "business combination" (as defined therein) involving Buyer, Holdings or any of their "affiliates" or "associates" (as such terms are defined therein). The foregoing notwithstanding, the Company makes no representations and warranties herein with respect to the Merger Agreement and the Merger or with respect to the actions to be taken in connection with Sections 2.4(c)(i), 2.4(c)(iii), 2.4(c)(iv) and 2.4(c)
(viii) - (x).

         (b) Except as set forth in Schedule 3.4 and other than with respect to the matters specified in Sections 2.4(c)(viii) - (x), neither the execution and delivery by the Company or any security holder of the Company of this Agreement or of any of the other instruments contemplated hereby (including the ESOP Amendments, the Merger Agreement and the New Stockholders Agreement), the consummation by the Company or any security holder of the Company of any of the transactions contemplated hereby or by the ESOP Amendments, the Merger Agreement or the New Stockholders Agreement, nor compliance by the Company or any security holder of the Company with or fulfillment by the Company or any security holder of the Company of the terms, conditions and provisions hereof or of the ESOP Amendments, the Merger Agreement or the New Stockholders Agreement will:

         (i) violate any provision of the Company's or any Subsidiary's charter or bylaws;

         (ii) result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any debt obligation of the Company or any Subsidiary in excess of $2,000,000 in the aggregate;

         (iii) violate or result in a default under, or result with giving of notice or lapse of time or both in any violation of or default under, or result in the creation or imposition of any Encumbrance upon any of the properties of the Company or any Subsidiary pursuant to any provision of, any mortgage, lien, lease (including any Material Lease), agreement, Governmental Permit, item of Intellectual Property, indenture, license, in-strument, law, regulation, order, arbitration award, judgment or decree to which the Company or any Subsidiary is a party or by which any of them or any of their properties is bound, the effect of all of which violations, creations and impositions would result in liability to the Company or any Subsidiary in excess of $500,000 in the aggregate;

         (iv) constitute an event permitting modification, amendment or termination of a mortgage, lien, lease, agreement, Governmental Permit, item of Intellectual Property, indenture, license, instrument, order, arbi-tration award, judgment or decree to which the Company or any Subsidiary is a party or by which any of them or any of their properties is bound, which modification(s), amendment(s) or termination(s) would result in liability to the Company or any Subsidiary in excess of $500,000 in the aggregate; or

         (v) require the approval, consent, authorization or act of, or the making by the Company or any Subsidiary or any other Person of any declaration, filing or registration with, any Person or any
     Governmental Body, except as provided by the Delaware General Corporation Law in connection with the filing by the Company with the Secretary of State of Delaware of the Amended Certificate of Incorporation substantially in the form of Exhibit E-1 hereto, or any successor statute,and except for such federal and state securities laws requirements as will be satisfied prior to the Closing Date, except to the extent the failure to obtain any of the foregoing does not result in the aggregate in a Material Adverse Effect; provided, however, that, to the extent resulting from the execution
             --------  --------
     and delivery by any security holder of the Company of this Agreement or of any of the other instruments contemplated hereby, the consummation by any security holder of the Company of any of the transactions contemplated hereby, or the compliance by any security holder of the Company with or fulfillment by any security holder of the Company of the terms, conditions and provisions hereof or thereof, the representations and warranties in this clause (v) are only being made to the Company's actual knowledge.

              3.5. Financial Statements. Schedule 3.5 contains true and complete
                   ---------------------
copies of (a) the consolidated balance sheet of the Company and its Subsidiaries as of December 25, 1993 and the related statements of income, and stockholders' equity and cash flow for the year then ended; (b) the consolidated balance sheet of the Company and its Subsidiaries as of December 31, 1994 (the "December 1994
                                                                 --------------
Balance Sheet") and the related statements of income and stockholders' equity
- --------------
for the year then ended, in the case of each of clauses (a) and (b) as audited by, and accompanied by the opinion of, Arthur Andersen LLP, independent certified public accountants; and (c) the unaudited interim consolidated balance sheet of the Company and its Subsidiaries as of November 4, 1995 (the "October
                                                                      --------
1995 Interim Balance Sheet") and the related interim statements of income,
- -----------------------------
stockholders' equity and cash flows for the nine months then ended. The financial statements referred to in the preceding sentence are herein referred
to collectively as the "Financial Statements"    Subject, in the case of the
                       --------------------------
October 1995 Interim Balance Sheet, to normal audit adjustments, all the Financial Statements present fairly the financial condition and results of operations of the Company and its consolidated subsidiaries as of such dates and for such periods; such balance sheets and the notes thereto disclose all liabilities, direct or contingent, of the Company and its consolidated subsidiaries as of the dates thereof required to be disclosed by generally accepted accounting principles; and such financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis except as specified in the notes thereto.

          3.6. Operations Since December 31, 1994. (a) Except as set forth in
               ------------------------------------
the Financial Statements, and except for changes resulting from general economic conditions and changes that may result from announcement of the transactions contemplated by this Agreement, since December 31, 1994 there has been no Material Adverse Effect.

         (b) Except as described in Schedule 3.6 or in any other Schedule hereto and except for the transactions contemplated by this Agreement (including the issuance of shares of Series A Preferred Stock of the Company, par value $.01 per share (the "Series A Preferred Stock")), since December 31, 1994 the Company
               -------------------------
has conducted its business in the ordinary course and in conformity with past practice and, without limiting the foregoing:

         (i) the Company and the Subsidiaries have not made any capital expenditures or commitments for the acquisition or construction of any assets characterized as "property and equipment" on the Financial Statements exceeding $500,000 per item of property or equipment or exceeding $2,000,000 in the aggregate;

         (ii) there has been no declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company or any Subsidiary, other than dividends payable in kind on the Series C Preferred Stock in accordance with the terms thereof and, other than dividends declared by any wholly owned Subsidiary, and no issuance of any capital stock of the Company or any Subsidiary or of any securities convertible into or exchangeable or exercisable for, or otherwise representing any right to acquire, any such capital stock;

         (iii) neither the Company nor any Subsidiary has redeemed, repurchased, or otherwise acquired any of its capital stock or securities convertible into or exchangeable or exercisable for its capital stock or any other securities of the Company or any Subsidiary or entered into any agreement, arrangement or other commitment to do so;

    (iv) neither the Company nor any Subsidiary has adopted or amended any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation or other plan, agreement, trust fund or arrangement or other plan for the benefit of its employees other than any such adoptions or amendments as were in the ordinary course of business consistent with past practices and which in the aggregate do not have a Material Adverse Effect;

    (v) neither the Company nor any Subsidiary has granted any bonus or other special compensation or increased compensation or benefits payable or to become payable to any directors, officers or employees except, in the case of employees, for increases, bonuses or special compensation in the ordinary course of business consistent with past compensation practice, or taken any action with respect to the grant or increase of severance or termination pay or entered into any employment, consulting or similar agreement;

    (vi) neither the Company nor any Subsidiary has incurred any indebtedness for money borrowed except for revolving credit borrowings, letters of credit and guarantees issued under the Senior Credit Agreement;

    (vii) neither the Company nor any Subsidiary has disposed of or acquired any assets or properties, other than in the ordinary course of business;

    (viii) any change in accounting methods, principles or practice by the Company, except insofar as may have been required by a change in generally accepted accounting principles;

    (ix) there has been no damage, destruction or similar loss to tangible property which has resulted in, or is reasonably expected to result in, a loss of more than $500,000 (net of any insurance recovery) or a material cessation or diminution in the Company's ongoing business activities; and

    (x) neither the Company nor any Subsidiary has entered into any agreement, arrangement or understanding, or otherwise resolved or committed, to do any of the foregoing.

          3.7. No Undisclosed Liabilities. Except as set forth in Schedule 3.7
              -----------------------------
or as is expressly set forth in any other Schedule to this Agreement, neither the Company nor any Subsidiary is subject to any obligation or liability of any nature (whether accrued, absolute, contingent, inchoate or otherwise, including, without limitation, unasserted claims), which would individually or in the aggregate, be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of the Company and which is not reflected on the October 1995 Interim Balance Sheet or the notes thereto, other than obligations pursuant to or in connection with this Agreement or the transactions contemplated hereby and liabilities and obligations incurred in the ordinary course of business after October 31, 1995, which, in the aggregate, do not have a Material Adverse Effect.

          3.8. Taxes. (a) Except as set forth on Schedule 3.8, the Company and
               ------
each of the Subsidiaries have filed or caused to be filed all material federal, state, foreign and local, tax returns, tax information returns, reports, and estimates ("Returns"), for all taxable or reporting periods ending on or before
          -------------
the Closing Date (taking into account applicable extension periods) that were required to be filed by the Company and each of the Subsidiaries, under the ap-plicable federal, foreign, state or local law, on or before the Closing Date; all Taxes shown to be due on such Returns have been paid in full when due; the Returns have been examined by the IRS or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Returns were required to be filed has expired; neither the Company nor any Subsidiary has requested any extension of time within which to file any Return which Return has not since been filed; no waivers of statutes of limitation have been given by or requested with respect to any Taxes of the Company or any Subsidiary; and all such Returns are true, complete and accurate in all material respects. As used in this Agreement, "Taxes" or "Tax" means all taxes of any
                                     -------    -----
kind and any interest or penalties related thereto,' including, without limitation, net income, capital gains, gross receipts, franchise, or withholding taxes validly imposed upon the Company or any Subsidiary with respect to such taxes.

          (b) Except as set forth in Schedule 3.8, there are no material claims or investigations by any taxing authority pending or threatened against the Company or any Subsidiary for any past due Taxes for periods ending prior to the Closing Date.

          (c) The Company and each Subsidiary have withheld all material amounts required to be withheld from the wages of their respective employees (if any), with respect to tax withholding and taxes due from such employees under the Fed-eral Insurance Contributions Act or any other foreign, federal, state, or local unemployment tax laws, for payroll periods ending before the close of business on the day before the Closing Date, and have filed all material foreign, fed-eral, state or local returns and reports that were required by the applicable foreign, federal, state or local law to be filed on or before the day before the Closing Date (taking into account applicable extension periods) with respect to such withholding for such periods.

         3.9. Governmental Permits. The Company and the Subsidiaries own, hold
              ----------------------
or possess all governmental licenses, franchises, permits, privileges, immunities, approvals and other authorizations which are required to own, lease, operate and use their respective assets and properties and to carry on and conduct their respective businesses as currently conducted (herein collectively called "Governmental Permits"), except where the failure to own, hold or possess
       -------------------------
would not have a Material Adverse Effect. Each of such material Governmental Permits is valid, subsisting and in full force and effect and, to the knowledge of the Company, no suspension or cancellation of any of them is threatened, ex-cept for such suspensions or cancellations that would not in the aggregate have a Material Adverse Effect. Except as set forth in Schedule 3.9, no written notice of cancellation, of default or of any dispute concerning any material Governmental Permit, or of any event, condition or state of facts which constitutes or, after notice or lapse of time or both, would constitute a breach or default under any material Governmental Permit has been received by the Company or any Subsidiary. To the knowledge of the Company, there are no pending or proposed changes in permit requirements that would require the Company or any Subsidiary to make material additional monetary payments in order to obtain, renew or comply with any material Governmental Permit.

         3.10. Real Property. All real property of which the Company or any
               ---------------
Subsidiary thereof is the record or beneficial owner is identified on Schedule
3.10 and is hereinafter referred to as the "Owned Real Property". Except as
                                           -----------------------
stated in the policies of title insurance with respect to such properties (copies of which have been delivered to Buyer) or as disclosed on Schedule 3.10, the Company or a Subsidiary, as the case may be, holds good and marketable fee title to the Owned Real Property, free of all Encumbrances which would have a Material Adverse Effect, but subject to

Permitted Encumbrances. Neither the Company nor any Subsidiary has heretofore made any title claims or has outstanding any title claims under any policy of title insurance respecting the Owned Real Property. All improvements on the Owned Real Property conform in all material respects to applicable zoning and other land use ordinances and building codes and are in material compliance with all applicable laws, statutes, rules, regulations and ordinances, except where the failure to comply would not in the aggregate have a Material Adverse Effect. There are no pending negotiations or commitments respecting the purchase of any additional material real property.

          3.11. Real Property Leases. The leases of real property, subleases and
                ---------------------
other agreements and documents with respect to real property which are identified on Schedule 3.11 constitute (a) the lease of the Company's headquarters in Atlanta, Georgia, (b) the lease of all manufacturing facilities of the Company and Subsidiaries, and (c) the lease of all other facilities material to the Company and the Subsidiaries and are hereinafter referred to as the "Material Leases". Correct and complete copies of the Material Leases have
    -------------------
been delivered to the Buyer. The Company or a Subsidiary, as the case may be, holds good and valid leasehold title to each of the properties which are the subject of the Material Leases, in each case free of all Encumbrances, except for liens for Taxes not yet due and payable or which are being contested in good faith and except for Encumbrances which neither materially interfere with the intended use of the property which is the subject of the Material Lease nor have a material adverse effect upon the use by the Company or any Subsidiary of such property or the business currently conducted thereon and Permitted Encumbrances. Except as identified on Schedule 3.11, there are no existing defaults under any Material Lease and no event has occurred which with notice or lapse of time, or both, could constitute an event of default under any Material Lease, which default would result in the modification, amendment or termination of such Material Lease or a material increase in the rent payable thereunder or in the creation of any Encumbrance on any properties of the Company or its Subsidiaries. The Material Leases are in material compliance with all applicable laws, rules, regulations and ordinances and there are no pending negotiations or commitments respecting any additional material leases of real property.

          3.12. Intellectual Property. (a) Schedule 3.12 is a complete and
                ----------------------
correct list of all United States and foreign issued patents, patent applications, registered trademarks, trademark applications, registered service marks, service mark applications, trade names and copyrights which are material to the business of the Company and the Subsidiaries taken as a whole (the "Intellectual Property"), including, if applicable, the date of issuance or
- --------------------------
registration, serial, patent or registration number, the date of application, the expiration date and the country of registration of such items of Intellectual Property and any material licenses thereunder.

          (b) Except as set forth in Schedule 3.12, the right, title or interest of the Company and the Subsidiaries in each item of Intellectual Property is free and clear of Encumbrances which would have a Material Adverse Effect.

          (c) Except as set forth in Schedule 3.12, neither the Company nor any Subsidiary has received written notice that is still pending to the effect that the Company or any Subsidiary has infringed any patent, trademark, service mark, trade name, copyright, brand name, logo, symbol or other intellectual property right of any third party, nor is there any action, pending or, to the Company's knowledge, threatened, against the Company or any Subsidiary claiming that the Company or any Subsidiary has, whether directly, contributorily or by inducement, infringed any trade secret or misappropriated any other intellectual property which infringement, notice, charge, claim, or assertion, as the case may be, would have a Material Adverse Effect.

          (d) Except as set forth in Schedule 3.12, neither the Company nor any Subsidiary has sent or otherwise communicated to another person any notice, charge, claim or other assertion of, nor does the Company have any knowledge of, any present, impending or threatened patent, trademark or copyright infringement which infringement would have a Material Adverse Effect.

          (e) The Company or a Subsidiary has the right to use all material patents, trademarks, service marks, trade names, copyrights, brand names, logo types, symbols and other intellectual property rights in all material respects as currently used by the Company and its Subsidiaries.

          3.13. Labor Relations. Except as described in Schedule 3.13, there is
                -----------------
no pending labor grievance or unfair labor practice charge or claim of wrongful termination or discrimination in employment against the Company or any Subsidiary which is reasonably anticipated will result in a cost to the Company of more than $250,000. Except as described in Schedule 3.13, to the Company's knowledge there are no organizing efforts by any union or other group seeking to represent any employees of the Company or any Subsidiary; and there is not pending any decertification which would result in withdrawal liability to any Multiemployer Plan, except such efforts, petitions or decertifications which would not have a Material Adverse Effect. The Company has not incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or similar state laws which remains unsatisfied. The Company is in compliance in all material respects with all material local, state and federal statutes, rules and ordinances governing employment.

          3.14. Employee Benefit Plans. (a) The term "Employee Plan" shall mean
                -----------------------               ----------------
any pension, retirement, profit-sharing, deferred compensation, stock purchase, stock option, bonus or incentive plan, any medical, vision, dental or other health plan, any life insurance plan, vacation, severance, disability or any other employee benefit plan, program, policy, or arrangement, whether written, unwritten, formal or informal, including, without limitation, any "employee benefit plan" as defined in Section 3(3) of ERISA, any employee benefit plan covering any employees of the Company, any domestic Subsidiary, any Subsidiary in any foreign country or territory (a "Foreign Plan") or any other entity
                                        ----------------
which, together with the Company or any Subsidiary constitutes a single employer within the meaning of Section 414 of the Code (hereinafter collectively referred to as the "Company Group") to which any member of the Company Group
                   ----------------
has any outstanding, present, or future obligations to make payments or to contribute whether voluntary, contingent, or otherwise, is a party or is bound and under which any employees of the Company Group are eligible to participate or derive a benefit, except any government-sponsored program. Schedule 3.14 lists each Employee Plan which is presently in effect, or which was previously in effect (if it may result in a material liability), and identifies each Employee Plan (other than a Foreign Plan) which is a
defined benefit plan as defined in Section 3(35) of ERISA (a "Defined
                                                              --------
Benefit Plan") or which is a multiemployer plan within the meaning of Section
- ---------------
3(37) of ERISA (a "Multiemployer Plan"). In the case of each Defined Benefit
                  -----------------------
Plan, Schedule 3.14 sets forth the unfunded accrued liabilities of such Defined Benefit Plan as of the date indicated as determined by the actuaries for such Defined Benefit Plan. Schedule 3.14 identifies each of the Employee Plans which purports to be a qualified plan under Section 401(a) of the Code. In the case of each Multiemployer Plan, Schedule

3.14 sets forth the Company Group contributions made to such Multiemployer Plan for the most recent fiscal year of such Multiemployer Plan. In the case of each Foreign Plan, Schedule 3.14 sets forth the Company Group contributions made to such Foreign Plan for the last plan year ending prior to the date of this Agreement. The Company has delivered or made available to Buyer the following documents as in effect on the date hereof: (i) correct and complete copies of each Employee Plan, other than a Multiemployer Plan or a Foreign Plan, including all amendments thereto and, in the case of any unwritten Employee Plans, written descriptions thereof, (ii) with respect to any plans or plan amendments described in the foregoing clause (i), the most recent determination letter issued by the IRS, if any, (iii) with respect to any plans described in the foregoing clause (i), all trust agreements or other funding agreements, including insurance contracts, (iv) with respect to each Defined Benefit Plan, all notices of intent to terminate any such plan and all notices of reportable events with respect to any such plan, (v) with respect to any plans described in the foregoing clause (i), the most recent actuarial valuations, annual reports, summary plan descriptions, summaries of material modifications and summary annual reports, if any, and (vi) a correct and complete summary of the benefits provided under each Foreign Plan, together with the most recent actuarial valuation or financial information relative thereto.

         (b) (i) Each of the Employee Plans that purports to be qualified under
     Section 401(a) of the Code has received a determination of qualification from the IRS and any trusts under such Employee Plans are exempt from income tax under Section 501(a) of the Code and each funded Employee Plan has received a recognition of exemption under Section 501(a) of the Code. Each Employee Plan has been administered according to its terms, the ap-plicable provisions of ERISA, the Code and any other applicable law, and nothing has occurred which would adversely affect such qualification or exemption. The Employee Plans and each member of the Company Group are in material compliance with all other laws (including, without limitation, ERISA and the Code), orders, government rules and regulations, and any collective bargaining agreement applicable to Employee Plans. All material reports and material disclosures relating to the Employee Plans required to be filed with or furnished to governmental agencies, participants, or beneficiaries prior to the Closing have been or will be filed or furnished in a timely manner and in accordance with applicable law. Other than routine claims for benefits submitted by participants or beneficiaries, there is no litigation, legal action, investigation, claim, or proceeding pending or, to the Company's or any Subsidiary's knowledge, threatened against any Employee Plan or against any fiduciary of any Employee Plan or against the Company or a member of a Company Group under Section 515 of ERISA.

     (ii) With respect to any Employee Plan, no prohibited transaction (within the meaning of Section 406 of ERISA and/or Section 4975 of the Code) exists which could subject the Company Group to any civil penalty assessed pursuant to
Section 502(1) of ERISA or tax imposed by Section 4975 of the Code. Neither any member of the Company Group, nor any administrator or fiduciary of any Employee Plan (or agent of any of the foregoing) has engaged in any transaction or acted or failed to act in a manner which is likely to subject any member of the Company Group to any liability for a breach of fiduciary or other duty under ERISA or any other applicable law which would have a Material Adverse Effect. To the extent applicable, the representations and warranties contained in this paragraph (ii) are true and accurate with respect to each Multiemployer Plan.

     (iii) No Defined Benefit Plan has been terminated or partially terminated after September 1, 1974, except as set forth on Schedule 3.14. Each Defined Benefit Plan listed as terminated on Schedule 3.14 has met the requirements for standard termination of single-employer plans contained in Section 4041(b) of ERISA to the extent such requirements were applicable to such Defined Benefit Plans.

     (iv) Except as provided in Schedule 3.14, no member of the Company Group has completely or partially withdrawn from any Multiemployer Plan. No member of the Company Group has suffered a 70% decline in "contribution base units" (within the meaning of Section 4205(b)(1)(A) of ERISA) in any plan year beginning after 1979. No termination liability to the PBGC or withdrawal liability to any Multiemployer Plan that is material in the aggregate has been or is expected to be incurred with respect to any Employee Plan by any member of the Company Group. The PBGC has not instituted, and is not expected to institute, any proceedings to terminate any Employee Plan. Except as provided in
Schedule 3.14, there has been no reportable event (within the meaning of Section 4043(b) of ERISA) with respect to any Employee Plan.

     (c) Each member of the Company Group has made full and timely payment of all amounts required under the terms of each of the Employee Plans that are employee pension benefit plans (as defined in Section 3(2) of ERISA), including the Multiemployer Plans, to have been paid as contributions to such plan. No accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Employee Plan. Each member of the Company Group has made full and timely payment of, or has accrued pending full and timely payment, all amounts which are required under the terms of each Employee Plan to be paid as a contribution to each such Employee Plan. The assets of each Defined Benefit Plan are sufficient to provide all of the benefits under each such Defined Benefit Plan, except as set forth on Schedule 3.14.

     (d) Each member of the Company Group has complied in material respects with the continuation coverage requirements of Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

     (e) Except as provided in Schedule 3.14, no member of the Company Group has any outstanding, present or future obligations to make payment to any insurers for reserves of any Employee Plan which is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) provided under a minimum premium arrangement with an insurer.

     (f) Assuming the accuracy of the representations of the Trustee contained in this Agreement, neither the consummation of the transactions contemplated by this Agreement nor its execution will accelerate or increase any liability under any Employee Plan because of an acceleration, creation or increase of any of the rights or benefits to which employees may be entitled thereunder. Prior to Closing, except as contemplated by this Agreement or as necessary to remove the authority of the administrative committee of the ESOP to direct the Trustee with respect to the transactions contemplated by this Agreement, no member of the Company Group shall amend any Employee Plan, except to the extent necessary to maintain compliance with the Code or ERISA, increase any benefits or rights under any Employee Plan, or adopt any new plan, program, policy, or arrangement which, if it existed as of the date hereof, would constitute an Employee Plan.

     (g) No state of facts exists with respect to the Foreign Plans, the effect of which would have a Material Adverse Effect.

          (h) No vote of the participants in the ESOP with respect to any of the transactions contemplated hereby is required, whether pursuant to the Trust Agreement, the ESOP or Section 409(e) of the Code or otherwise.

          3.15. Contracts. (a) Except as set forth in Schedule 3.15 or as
                ---------
expressly set forth on any other Schedule to this Agreement, and except as set forth specifically herein, neither the Company nor any Subsidiary is a party to, nor bound by, nor are any of their respective properties subject to any written or oral agreement described as follows:

         (i) any contract, except purchase orders that involve the purchase or sale of goods, with a value, or involving payments by the Company, of more than $500,000 and which is not cancelable without liability upon notice given at or after the Closing Date within six months after the date of such notice;

         (ii) any contract for the employment of any officer or employee (other than, with respect to any employee, contracts which are terminable without liability upon notice of 30 days or less and do not provide for any further payments following such termination) or contract with a former officer or employee pursuant to which payments by the Company or by a Subsidiary may be required to be made at any time following the date hereof;

         (iii) any mortgage or other form of secured indebtedness, other than indebtedness incurred in connection with the transactions contemplated hereby, or any other indebtedness for money borrowed;

         (iv) any unsecured debentures, notes or installment obligations or other instruments for or relating to any unsecured borrowing of money by the Company or a Subsidiary, or any letter of credit issued to secure any obligation of a third party other than borrowings less than $500,000 in the aggregate; or

          (v) any agreement containing any covenant not to compete.

          (b) Complete and correct copies of all contracts, agreements and other instruments referred to in Schedule 3.15 have heretofore been made available to Buyer by the Company.

          (c) Except as disclosed in Schedule 3.15, none of the Company, any Subsidiary, or any third party is in default under, and no event has occurred which with notice or lapse of time, or both, could reasonably be expected to result in a material default under, or violation of, any contract, agreement or instrument identified in subsections (a) above.

          3.16. No Violation, Litigation or Regulatory Action. (a) The Company
                ------------------------------------------------
and the Subsidiaries have complied in all material respects in the conduct of their respective businesses with all material foreign, federal, state or local laws. Without limiting the foregoing, except as set forth on Schedule 3.16, the Company and its Subsidiaries have not been notified that they may be potentially responsible parties under or otherwise in material violation of or material non-compliance with the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sec. 9601 et seq., the Resource Conservation
                                        ---------
and Recovery Act, 42 U.S.C. Sec. 6901 et seq., the Federal Water Pollution
                                      ------
Control Act, 33 U.S.C. Sec. 1201 et seq, the Clean Water Act, 33 U.S.C. Sec.
                 ---------
1321 et seq., the Clean Air Act, 42 U.S.C. Sec. 7401 et seq., the Toxic
- ---------                                    ---------
Substances Control Act, 15 U.S.C. Sec. 2601 et seq., in each case, as
                              ----------
amended from time to time, or any other federal, state or local law, ordinance or regulation dealing with the protection of human health, natural resources and/or the environment, and there are no events or facts known to the Company or any Subsidiary that indicate that the Company or the Subsidiaries will be a "potentially responsible party", including without limitation, any disposal, release, burial or placement of hazardous or toxic substances, pollutants, contaminants, petroleum or gas products or asbestos containing materials by the Company or any Subsidiary or on properties owned or leased by the Company or any Subsidiary.

          (b) Except as set forth in Schedule 3.16, there is no action, suit, proceeding or investigation pending or, to the Company's knowledge, threatened against the Company or any Subsidiary which if adversely determined could reasonably be expected to result in damages in excess of $250,000 not covered by insurance, nor has the Company or any Subsidiary entered into or received any consent decree, compliance order or administrative order (whether relating to environmental protection or otherwise); and neither the Company nor any Subsidiary is in default (or would be in default with the giving of notice or lapse of time or both) in respect of any judgment, order, writ, injunction or decree of any court or any Governmental Body which defaults in the aggregate would have a Material Adverse Effect.

          3.17. Insurance. Schedule 3.17 is a complete and correct schedule of
               ----------
all currently effective material insurance policies or binders of insurance or programs of self-insurance which relate to the business of the Company and the

Subsidiaries (excluding insurance funding Employee Plans). The coverage under each such policy and binder is in full force and effect, and no notice of cancellation or nonrenewal with respect to, or disallowance of any claim under, or material increase of premium for, any such policy or binder has been received by the Company or any Subsidiary, except such notices, disallowances or increases which would in the aggregate not have a Material Adverse Effect.

          3.18. Certain Transactions or Arrangements. To the Company's
                -------------------------------------
knowledge, except as described on Schedule 3.18 and except for employee benefit arrangements, employment agreements or arrangements and for participation in or pursuant to the ESOP or as expressly contemplated by this Agreement, no security holder, officer or director of the Company (and no Person with whom any such securityholder, officer or director has any direct or indirect relation by blood, marriage or adoption) and no Affiliate or associate (as such term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended), of any of the foregoing is presently, directly or indirectly, a party to any agreement, arrangement or understanding with the Company or any of the Subsidiaries (other than arising out of the employment at will of that securityholder by the Company), including without limitation: (a) any contract, agreement, understanding, commitment or other arrangement providing for the furnishing of services or rental of real or personal property to or from, or otherwise relating to the business or operations of, the Company or any Subsidiary; (b) any loans or advances to or from the Company or any of the Subsidiaries; (c) pursuant to which the Company or any Subsidiary or Affiliate thereof may have any obligation or liability whatsoever; and (d) any transaction of a kind which would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission, if the Company were subject thereto.

          3.19. Customer and Supplier Relationships.  Except as set forth on
                -----------------------------------
Schedule 3.19, to the knowledge of the Company, the relationships of the Company with its material customers (including franchises and authorized dealers) and suppliers are, in the aggregate, satisfactory, and the Company is not aware of any fact or circumstance (including the entering into of this Agreement) that would cause any Change in such relationships, which change would have a Material Adverse Effect.

          3.20. Finders. Neither the Company nor any party acting on its behalf
                --------
has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement, except as provided pursuant to Section 10.3 hereof and except that the Company has retained Merrill Lynch, Pierce, Fenner & Smith, Inc. and Wheat First Butcher & Singer as its financial advisors in connection with the transactions con-templated hereby. The Trustee has engaged Houlihan, Lokey, Howard and Zukin, Inc. as its financial advisor in connection with the transactions contemplated hereby.

                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF THE SELLERS
               ---------------------------------------------

          As an inducement to Buyer to enter into this Agreement and, with respect to representations and warranties made by the Trustee, the Merger Agreement, and to consummate the transactions contemplated hereby and thereby, each Seller severally (as to himself or itself and not as to any other Seller) represents and warrants, as of the date hereof and as of the Closing Date, to Buyer and, with respect to the ESOP Amendments and the New Stockholders Agreement, the Trustee represents and warrants to the Company as follows:

          4.1. Authority and Related Matters. (a) Such Seller has full legal
               ------------------------------
right, power, capacity and authority to execute and deliver this Agreement and all of the other instruments contemplated hereby (including, in the case of the Trustee, the ESOP Amendments and the New Stockholders Agreement) to be executed by it, to consummate the transactions contemplated hereby and to comply with the terms, conditions and provisions hereof. This Agreement is, and each other in-strument of such Seller contemplated hereby (including, in the case of the Trustee, the ESOP Amendments and the New Stockholders Agreement) will be, the legal, valid and binding obligation of such Seller enforceable in accordance with its terms.

          (b) Each such Seller is the record and beneficial owner of the aggregate number of shares of Company Common Stock listed beside such Seller's name on Exhibit A. Except for this Agreement and the transactions contemplated hereby (including, in the case of the Trustee, the ESOP Amendments and the New Stockholders Agreement) and except as disclosed on Schedule 3.2, there are no agreements, arrangements, warrants, options, puts, calls, rights, options or other employee benefit plans or other commitments or understandings of any character to which such Seller is a party or by which any of their respective assets is bound and relating to the issuance, sale, purchase, redemption, conversion, exchange, registration, voting or transfer of any shares of Company Common Stock, Preferred Stock or other securities of the Company. As of the Closing Date, all such agreements, arrange-ments, warrants, options, puts, calls, rights, options or other employee benefit plans or other commitments or understandings disclosed on Schedule 3.2 or on any other Schedule hereto of such Seller shall be terminated without any liability to the Company or any Subsidiary. As of the Closing Date, the Shares to be sold by such Seller will be transferred to Buyer free of any preemptive or subscription rights and free and clear of all Encumbrances.

          (c) Neither the execution and delivery by such Seller of this Agreement or of any of the other instruments contemplated hereby to be executed by it (including, in the case of the Trustee, the ESOP Amendments and the New Stockholders Agreement), the consummation by such Seller of any of the transactions contemplated hereby, nor compliance by such Seller with or fulfillment by such Seller of the terms, conditions and provisions hereof or thereof will:

         (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, amendment, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance upon any of the assets or properties of the Company or any Subsidiary under, any charter, by-laws, trust agreement, partnership agreement or certificate of partnership or other constitutive documents of such Seller, any note, instrument, agreement, mortgage, lease, license, franchise, Governmental Permit or judgment, order, award or decree to which such Seller is a party or by which such Seller is bound, or any statute, other law or regulatory provision affecting such Seller (provided the Trustee makes no representations as to compliance with ERISA); or

         (ii) except as set forth on Schedule 3.4, require the approval, consent, authorization or act of, or the making by such Seller of any declaration, filing or registration with, any third Person or any Governmental Body.

          (d) The Trustee has determined that, as of the date hereof, on the basis of the representations, warranties, covenants and conditions set forth in this Agreement and its own evaluation and the advice of its legal and financial advisors, consummation of the transactions contemplated by this

Agreement (assuming such transactions were consummated on the date hereof pursuant to this Agreement) does not constitute a "Prohibited Transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA.

          4.2. No Finder. No such Seller, or any party acting on his or its
               ---------
behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement. The Company is not obligated to pay any such fee or commission on behalf of any Seller, other than as provided in Section 10.3 hereof in connection with the transactions contemplated by this Agreement. The Trustee has engaged Houlihan, Lokey, Howard and Zukin, Inc. in connection with the transactions contemplated by this Agreement.

          4.3. Absence of Proceedings. There is no action, suit, proceeding or
               -----------------------
investigation pending or, to the knowledge of such Seller, threatened, against such Seller which might adversely affect or restrict his or its ability to con-summate the transactions contemplated by this Agreement.

          4.4. Additional Representations of the Trustee. The Trustee further
               -------------------------------------------
represents and warrants that (a) the ESOP has received the fairness opinion (the "ESOP Fairness Opinion") of Houlihan, Lokey, Howard. and Zukin, Inc. to the ef-
- -------------------------
fect that the consideration to be received by the Trustee for the Shares to be sold to Buyer and for shares of Company Common Stock of the Trustee that will be converted in the Merger into the right to receive shares of Series A Preferred Stock as of the Closing and will be subject to the New Stockholders Agreement constitutes "adequate consideration" and that the transactions, considered as a whole, are fair to the ESOP from a financial point of view and that the conversion price is reasonable, and such opinion has not been withdrawn, qual-ified or otherwise modified, and (b) it hereby acknowledges and agrees that any and all obligations of the Company pursuant to Section 15 ("Major Transactions")
                                                          ----------------------
of that certain Amended and Restated ESOP Loan Agreement #1, dated as of January 17, 1989, as amended as of September 29, 1989 and March 15, 1991, by and between the Trustee and the Company, shall, only upon consummation of the transactions contemplated hereby, be satisfied or waived in full solely with respect to this Agreement and the transactions contemplated hereby and not with respect to any other transaction or event occurring after the date hereof, and further agrees that the Trustee shall have no rights, and the Company shall have no obligations, pursuant to such Section 15, subject to and upon consummation of the transactions contemplated hereby, solely with respect to such transactions and not with respect to any other transaction or event occurring after the date hereof.

          4.5. Bankruptcy. There has not been filed any petition or application,
               -----------
nor has any proceeding been commenced or threatened by or against, or with respect to any of the assets of, such Seller under Title 11 of the United States Code or any other law, domestic or foreign, relating to bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt or creditors' rights, and such Seller has not made any assignment for the benefit of creditors.

          4.6. Company Representations and Warranties. To the knowledge (without
               ---------------------------------------
any independent factual investigation) of such Seller (other than the Trustee), each of the representations and warranties of the Company set forth in Article III hereof is true, complete and correct in all material respects.


                                   ARTICLE V

               REPRESENTATIONS AND WARRANTIES OF BUYER AND HOLDINGS
               ----------------------------------------------------

          As an inducement to the Company and each of the Sellers to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer and Holdings hereby represent and warrant to the Company and each of the Sellers as follows:

          5.1. Organization and Capitalization of Buyer and Holdings. (a) Each
               --------------------------------------------------
of Buyer and Holdings is a corporation duly organized, legally existing and in good standing under the laws of the jurisdiction of its formation and has full corporate power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted. Prior to the date hereof, a true and complete copy of the Certificate of Incorporation and bylaws of each of Buyer and Holdings has been delivered to each of the Company, MLCP and the Trustee and such Certificate has not been amended or modified.

     (b) Each of Buyer and Holdings has been formed for the purpose of entering into the transactions contemplated hereby, and by the New Stockholders Agreement, the ESOP Amendments and the Merger Agreement. As of the date hereof and immediately prior to the Merger, the authorized capital stock of Buyer consists of 1,000 shares of Buyer common stock, par value $.01 per share. As of the date hereof,

1,000 shares of Buyer common stock are outstanding, all of which are owned of record by Holdings. As of the date hereof, other than shares of common stock of Buyer issued to Holdings, Buyer has not issued any shares of its capital stock or agreed to do so. Other than approximately 25,567,801 shares of Class A Stock, 6,196,651 shares of Class C Stock (excluding any shares of Class C Stock or Holdings common stock issuable upon the occurrence of an Exchange Event (as defined in the New Stockholders Agreement)) and 200,000 shares of Class D Stock to be issued in connection with the transactions contemplated hereby (the representation regarding the foregoing share amounts is qualified by the assumption that Buyer purchases 28,817,339 shares of Company Common Stock on the Closing Date), Holdings has not issued any shares of its capital stock or agreed to do so; provided that after the Closing, Holdings shall grant to certain mem-
          --------
bers of the Company's management options exercisable for Class C Stock representing up to 7.5% of the post-closing fully diluted capital stock of Holdings. Prior to the Closing Holdings will have duly reserved a sufficient number of authorized but unissued shares of Class C Stock for issuance pursuant to the terms of the New Stockholders Agreement upon the occurrence of an Exchange Event.

          (c) All of the outstanding shares of Buyer common stock and the Class A Stock, Class C Stock and Class D Stock of Holdings are or prior to the Closing will be duly authorized, validly issued, fully paid, nonassessable, free of any statutory preemptive rights and free and clear of all Encumbrances (other than those created or permitted under the credit arrangements described in Section 8.5(e) hereof) created by Buyer or Holdings.

          5.2. No Subsidiaries. Except as contemplated by this Agreement,
               -----------------
neither Holdings nor Buyer owns any interest in any Person, except that Holdings owns all of the issued and outstanding capital stock of Buyer.

          5.3. Authority of Each of Buyer and Holdings. (a) Each of Buyer and
               -----------------------------------------
Holdings has the requisite power and authority to execute and deliver this Agreement and all of the other instruments contemplated hereby to be executed by it, to consummate the transactions contemplated hereby and to comply with the terms, conditions and provisions hereof. The execution, delivery and performance of this Agreement by each of Buyer and Holdings have been duly authorized and approved by all necessary partnership or corporate action on behalf of each of Buyer and Holdings and do not require any further authorization or consent of Buyer or Holdings or their respective stockholders. This Agreement is, and each other instrument contemplated hereby to be executed by Buyer or Holdings, as the case may be, will be, the legal, valid and binding obligation of Buyer or Holdings enforceable against Buyer or Holdings in accordance with its terms.

          (b) Neither the execution and delivery of this Agreement by Buyer or Holdings or any of the other instruments contemplated hereby, the consummation by Buyer or Holdings of any of the transactions contemplated hereby nor com-pliance by Buyer or Holdings with or fulfillment by Buyer or Holdings of the terms, conditions and provisions hereof will:

          (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under the certificate of incorporation or bylaws of Buyer or Holdings or any material agreement or any judgment, order, award or decree to which Buyer or Holdings is a party or any of their respective properties is subject or by which Buyer or Holdings is bound; or

         (ii) require the approval, consent, authorization or act of, or the making by Buyer or Holdings of any declaration, filing or registration with, any third Person or any Governmental Body, except as provided under the New Jersey Environmental Cleanup Responsibility Act or any successor statute.

          5.4. Pro Forma Balance Sheet; Post-Merger Capitalization of Company.
               ---------------------------------------------------------------
On or prior to the date hereof Holdings provided to the Trustee and the Company a true and complete copy of the consolidated pro forma balance sheet of
Holdings and its subsidiary as of immediately prior to the Closing
(the "Pro Forma Balance Sheet"). The Pro Forma Balance Sheet fairly
     ----------------------------
presents the financial condition of Holdings and its consolidated subsidiary as of its date and time. Immediately after the Merger and except for shares of Series C Preferred Stock that may be outstanding following the Merger and prior to redemption pursuant to Sections 6.9 and 6.18, the authorized capital stock of the Company shall consist of (i) 50,000,000 shares of Company Common Stock and
(ii) 6,000,000 shares of Preferred Stock, 5,950,000 of which will have been designated as Series A Preferred Stock,

          5.5. Certain Transactions or Arrangements. Except as described on
               --------------------------------------
Schedule 5.5, except for arrangements and agreements disclosed to the Trustee or as expressly contemplated by this Agreement, immediately following the Closing neither Holdings, Buyer nor their respective Affiliates will be, directly or indirectly, a party to any agreement, arrangement or understanding with the Company or any of its Subsidiaries.

          5.6. No Finder. Neither Buyer or Holdings nor any party acting on its
               ---------
behalf has paid or will become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement, except that Buyer or Holdings has agreed to pay certain fees to Chemical Bank N.A. and affiliates of Investcorp S.A. in connection with the transactions contemplated by this Agreement, as previously disclosed in writing to the Sellers.

         5.7. Absence of Proceedings. There is no action, suit, proceeding or
              ------------------------
investigation pending, or to the knowledge of Buyer or Holdings, threatened, against Buyer or Holdings which might adversely affect or restrict Buyer's or Holdings' ability to consummate the transactions contemplated in this Agreement.

         5.8. Investment Intent. Buyer is purchasing the Shares hereunder solely
              -------------------
for its own account and with no intention of distributing or reselling the Shares or any part thereof, or interest therein, in any transaction that would be in violation of the Securities Act or any other securities laws of the United States of America or any state thereof.

         5.9. Status as Accredited Investor. At the time of the Closing, Buyer
              -------------------------------
will be an "accredited investor" (as that term is defined in Rule 501 of Regulation D under the Securities Act). Buyer has such knowledge and experience in business and financial matters so that Buyer is capable of evaluating the merits and risks of an investment in the Shares. Buyer understands the full nature and risk of an investment in the Shares. Buyer further acknowledges that it has had access to the books and records of the Company and the Subsidiaries, is generally familiar with the business being conducted by the Company and the Subsidiaries and has had an opportunity to ask questions concerning the Company and the Subsidiaries and the Shares; provided, however, that nothing herein
                                     -----------------
shall affect the representations and warranties of the Company hereunder, any of the obligations of the Company, or any of Buyer's rights under Section 6.1 hereof.

         5.10. Financial Capability. Buyer has, or has entered into binding
               ----------------------
commitments to have, and will have immediately prior to the Closing funds sufficient to consummate the transactions contemplated hereby. Buyer has provided each of the Company, MLCP and the Trustee with evidence reasonably satisfactory to each of the Company, MLCP and the Trustee that it will have sufficient funds as of the Closing to consummate the transactions contemplated hereby, and there has been no change in such information that would materially adversely affect Buyer's ability to perform its obligations hereunder.

          5.11. HSR Act.  Neither Buyer nor Holdings is obligated to make any
                -------
filings pursuant to or receive any consent or approval under the H-S-R Act or any other antitrust, competition or trade regulatory laws, rules or regulations of any Governmental Body in connection with the execution of this Agreement and consummation of the transactions contemplated hereby.

          5.12. Employer Securities. Immediately following the Closing and the
                ---------------------
Merger, the Series A Preferred Stock will be "employer securities" within the meaning of Section 409(1) of the Code; provided, however, that neither Buyer nor
                                       -------------------
Holdings makes any representation or warranty as to whether the "conversion price" for such Series A Preferred Stock is reasonable, as set forth in Section 409(1)(3) of the Code.


                              ARTICLE VI

                         ADDITIONAL COVENANTS
                         --------------------

          The respective parties hereto covenant and agree to take, or to cause the Company to take, the following actions between the date hereof and the Closing Date:

          6.1. Investigation of the Company by Buyer and the Trustee. The
               ---------------------------- --------------------------
Company shall afford to the officers, employees and authorized representatives of Buyer and the Trustee (including, without limitation, independent public accountants, attorneys, environmental consultants and engineers) and to the employees and authorized representatives of Buyer's financing sources complete access during normal business hours to the offices, properties, employees and business, tax, accounting and financial records (including computer files, retrieval programs and similar documentation) of the Company and the Subsidiaries to the extent Buyer and the Trustee shall reasonably deem necessary or desirable and shall furnish to Buyer and the Trustee or their authorized representatives, such additional information concerning the Company, the Subsidiaries and their properties, assets, businesses and operations as shall be reasonably requested, including all such information as shall be necessary to enable Buyer and the Trustee or their representatives to verify the accuracy of the representations and warranties contained in Article III, to verify that the covenants of the Company in Section 6.4 have been complied with and to determine whether the conditions set forth in Article VII have been satisfied. Buyer and the Trustee covenants that such investigation shall be conducted in such a manner as not to interfere unreasonably With the operations of the Company. The Trustee covenants to provide Buyer with access to the books and records of the ESOP. No investigation by Buyer and the Trustee or their representatives hereunder shall affect the representations and warranties of the Company or the Sellers.

          6.2. Investigation of Buyer and Holdings by the Trustee. Buyer and
               --------------------------------------------------
Holdings shall afford to the officers, employees and authorized representatives of the Trustee (including, without limitation, independent public accountants and attorneys) complete access during normal business hours to the offices, properties, employees and business, tax, accounting and financial records (including computer files, retrieval programs and similar documentation) of Buyer and Holdings to the extent the Trustee shall reasonably deem necessary or desirable and shall furnish to the Trustee or its authorized representatives, such additional information concerning Buyer and Holdings and their properties, assets, businesses and operations as shall be reasonably requested, including all such information as shall be necessary to enable the Trustee or its representatives to verify the accuracy of the representations and warranties contained in Article V and to determine whether the conditions set forth in
Article VIII have been satisfied. The Trustee covenants that such investigation shall be conducted in such a manner as not to interfere unreasonably with the operations of Buyer and Holdings. No investigation by the Trustee or its repre-sentatives hereunder shall affect the representations and warranties of Buyer and Holdings.

          6.3. Certain Agreements. Each of the parties hereto shall use his or
               -------------------
its reasonable best efforts to consummate the transactions contemplated by this Agreement. Each party shall promptly notify the others of any action, suit or proceeding that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement. The Company shall promptly notify Buyer and the Trustee of any lawsuit, claim, proceeding or investigation that may be threatened, brought, asserted or commenced after the date hereof against the Company or any Subsidiary that would have been required to be included on
Schedule 3.16, and, in the case of any of the foregoing pending on the date hereof, of any material development with respect thereto. The Company and each Seller shall give prompt notice to Buyer and the Trustee of (a) any notice or other communication received by any such Person from any Governmental Body or third person alleging that the consent of such Governmental Body or third Person is or may be required in connection with the transactions contemplated by this Agreement, (b) the occurrence of any event or circumstance which could have a Material Adverse Effect, and of which such party has knowledge, or (c) the breach of any material representation, warranty, covenant or other material agreement of any such party.

          6.4. Operations Prior to the Closing Date. (a) Subject to Section
               --------------------------------------
6.4(b) hereof, the Company shall, and shall cause each of its Subsidiaries to, operate and carry on its business only in the ordinary course, except as otherwise expressly contemplated by this Agreement and except as required by the Senior Credit Agreement. In furtherance and not in limitation of the foregoing, the Company shall, and shall cause each of its Subsidiaries to, use reasonable efforts consistent with good business practice to (i) keep and maintain its respective assets and properties in normal operating condition and repair, and
(ii) maintain the business organization of the Company and the Subsidiaries intact and preserve the goodwill of the suppliers, contractors, licensors, employees, customers, distributors and others having business relations with them.

          (b) Except as expressly contemplated by this Agreement, and except as required by the Senior Credit Agreement, the Company shall not, and shall not cause or allow any Subsidiary to, without the express prior written approval of Buyer (which shall not be unreasonably withheld):

          (i)amend its Certificate of Incorporation or By-laws;

          (ii) issue or agree to issue (by the issuance or granting of options, warrants or rights to purchase Common Stock or Preferred Stock or otherwise) any shares of Common Stock or Preferred Stock, any securities exchangeable for or convertible into Common Stock or Preferred Stock, or any other securities, except pursuant to the terms of the Series C Preferred Stock or in connection with exercise of Company Options granted as of the date hereof pursuant to the Option Plans;

          (iii) split, combine or reclassify any shares of the Common Stock or Preferred Stock or declare, set aside or pay any dividends or make any other distributions

(whether in cash, stock or other property) in respect of the Common Stock or the Preferred Stock, (except for dividends in kind payable pursuant to the terms of the Series C Preferred Stock);

     (iv) issue, transfer, sell or deliver any shares of its capital stock (or securities convertible into or exchangeable or exercisable for with or without additional consideration, such capital stock) or any other interest therein, except pursuant to the terms of the Series C Preferred Stock or in connection with exercise of Company Options granted prior to the date hereof pursuant to the Options Plans and reflected as outstanding on Schedule 3.2 hereto;

     (v) other than pursuant to the terms of the ESOP, redeem, purchase or otherwise acquire for any consideration (A) any outstanding shares of its capital stock or securities carrying the right to acquire, or which are convertible into or exchangeable or exercisable for, with or without additional consideration, such stock, (B) any other securities of the Company or any Subsidiary, or (C) any interest in any of the foregoing;

     (vi) incur any indebtedness for borrowed money, except in the ordinary course of business, which exceed $1,000,000 in the aggregate, or amend, supplement or otherwise modify any of the terms of the Senior Credit Agreement or any other instrument or agreement evidencing indebtedness for borrowed money in excess of $1,000,000 of the Company or the Subsidiaries;

     (vii) make any acquisition or disposition of stock or assets of any entity not in the ordinary course of business and in excess of $500,000;

     (viii) incur capital expenditures not otherwise provided for in the Company's budget or in connection with the projects referenced on Schedule 3.6(b) and which expenditures are in excess of $500,000;

     (ix) merge or consolidate with any corporation or other entity;

     (x) enter into any employment or similar contract with, or materially increase the compensation payable to, any officer or employee, except in the ordinary course of business and in a manner consistent with past practice;

     (xi) alter in any respect its practices and policies relating to the payment and collection, as the case may be, of accounts payable and accounts receivable;

     (xii) except as contemplated by this Agreement, adopt, amend in any material respect or terminate any Employee Plan, severance plan or collective bargaining agreement, including the ESOP, or make awards or distributions under any Employee Plan, except awards or distributions to any participant or employee in the ordinary course and relating to the Option Plans;

     (xiii) create, assume or suffer to be incurred any Encumbrance of any kind on any of its properties or assets or the properties or assets of any Subsidiary other than (A) Encumbrances which are immaterial and in the ordinary course of business consistent with past practices, as long as the creation, assumption or sufferance thereof does not interfere with, hinder or delay the transactions contemplated hereby and (B) Permitted Encumbrances;

     (xiv) amend, supplement or modify any contract set forth on Schedule 3.15 or relinquish any material right or privilege of the Company or any Subsidiary, except, in the case of any contract set forth on Schedule 3.15, for any such amendments, supplements or modifications which are not materially adverse to the Company;

     (xv) except in the ordinary course of business, enter into any contract, including but not limited to assignments, licenses, transfers of exclusive rights, "work for hire" agreements, special commissions, employment contracts, purchase orders, sales orders, mortgages and security agreements which (A) contain a grant or other transfer, whether present, retroactive, prospective, or contingent, by the Company or by a Subsidiary, of any rights in any material invention, trade secret, proprietary information, patent, trademark, trade name, copyright, material object in which an original work of authorship was first fixed, or other intellectual property by whatever name designated or (B) contain a promise made by or to the Company, or by or to any Subsidiary, to pay any lump sum or royalty or other payment or consideration in respect to the acquisition, practice or use of any rights in any material invention, trade secret, proprietary information, patent, trademark, trade name, copyright, material object in which an original work of authorship was first fixed, or other material intellectual property by whatever name designated;

         (xvi) permit a lapse or material reduction in the coverage under any currently effective material insurance policies or binders of insurance or programs of self-insurance which relate to the business of the Company or the Subsidiaries; or

         (xvii) agree, commit or resolve to do or authorize any of the foregoing.

          (c) Prior to the Closing, the Company and the Subsidiaries shall:

          (i) promptly comply with all filing requirements which foreign, federal or state law may impose on the Company or any Subsidiary with respect to the transactions contemplated hereby; and

          (ii) use their best efforts to obtain any consent, authorization or approval of, or exemption by, any Governmental Body or other third Person, including without limitation, landlords and lenders and those persons (other than the Company and the Subsidiaries) who are parties to the agreements described on Schedule 3.4 hereto, required to be obtained or made by it in connection with the transactions contemplated hereby.

          6.5. No Public Announcement. Prior to the Closing Date, neither Buyer,
               -----------------------
the Company nor any Seller shall, without the approval of Buyer, the Company, MLCP and the Trustee, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by law, in which case Buyer, the Company, MLCP and the Trustee shall be advised and Buyer, the Company, MLCP and the Trustee shall use their reasonable best efforts to cause a mutually agreeable release or announcement to be issued. On the Closing Date, the parties shall issue a joint press release, which shall be reasonably acceptable to the Company, Buyer, the Trustee and MLCP.

          6.6. Governmental Filings; Consents. The Sellers, the Company and
               -------------------------------
Buyer shall cooperate with each other in filing any necessary applications, reports or other documents with any federal or state agencies, authorities or bodies (domestic or foreign) having jurisdiction with respect to the sale of the Shares and this Agreement and the transactions contemplated hereby, and in seeking necessary consultation with and prompt favorable action by, including required consents of, any such agencies, authorities or bodies.

         6.7. Directors' and Officers' Indemnification. (a) With respect to each
              -----------------------------------------
of the current members of the Company's Board of Directors, the Company shall not take any action to directly or indirectly disaffirm the provisions of the Company's Certificate of Incorporation and By-laws relating to indemnification of officers and directors for actions arising prior to the Closing Date.

          (b) For five years from the Closing Date, the Company shall use its best efforts to maintain, if available, officers' and directors' liability insurance covering the persons who are presently covered by the Company's officers' and directors' liability insurance policies (copies of which have heretofore been delivered to Buyer) with respect to actions and omissions occurring prior to the Closing Date, on terms which are not materially less favorable than the terms of such current insurance in effect for the Company on the date hereof; provided, however, that in no event shall the Company be
                 -------------------
obligated to pay annual premiums greater than 200% of such premiums paid or payable as of the date hereof; provided, further, that, if any annual premium
                               -------------------
for such coverage and amount of insurance would exceed 200% of such annual rate, the Company shall provide the maximum coverage which shall then be available at an annual premium equal to 200% of such rate.

          (c) Each of Buyer and the Sellers covenant for itself and its respective successors, assigns, heirs, legatees and personal representatives that they shall not institute any action or proceeding in any court or before any administrative agency or before any other tribunal against any of the current directors of the Company, in their capacity as such, with respect to any liabilities, actions or causes of action, judgments, claims and demands of any nature or description (consequential, compensatory, punitive or otherwise), in each such case solely to the extent resulting from their approval of this Agreement or the transactions contemplated hereby.

          6.8. Company Options. Simultaneously with the Closing, all Company
               ----------------
Options issued and outstanding as of the Closing Date (all of which options shall be deemed to be vested as of such date for the purposes hereof) shall be cashed out for a cash payment or equivalent consideration, which payment shall equal, for each share of Company Common Stock underlying a Company Option the excess of (a) $5.2803, over (b) the Option Price (as defined in the Option Plans), with the aggregate proceeds to each holder of Company Options rounded to the nearest cent. The aggregate cash proceeds payable to a holder of Company Options shall be further subject to adjustment to reflect such holder's pro rata portion of the amounts set forth on Schedule 10.3(b), such pro rata portion to equal the total of such fees times a fraction, the numerator of which is the aggregate number of Company Options held by such holder as of the date hereof and the denominator of which is the number of fully diluted shares of Company Common Stock outstanding as of the date hereof, it being agreed that the per-Company Option cash-out price of $5.2803 reflects $.0797 towards payment of such fees per Company Option to be cashed out hereunder.

          6.9. Buyer to Fund Certain Obligations. At least three business days
               -----------------------------------
prior to the date that is expected to be the Closing Date, the Company shall deliver to Buyer a notice setting forth the amounts that the Company estimates will, at the Closing Date, be outstanding under the Senior Credit Agreement and that are due in connection with the transactions contemplated hereby under the Management Notes, the Junior Notes and the Series C Preferred Stock. After the close of business on the day prior to the expected Closing Date, the Company shall deliver to Buyer a notice (the "Final Notice") setting forth such amounts
                                     ----------------
under such documents. At the Closing, Buyer shall pay or shall contribute or otherwise make available to the Company and cause the Company to pay the amounts set forth in the Final Notice; provided, however, that to the extent holders of
                               -------------------
Management Notes, Junior Notes or Series C Preferred Stock do not consent to such redemption at the Closing, (a) Buyer or the Company (from funds contributed or otherwise made available by Buyer) shall pay any amounts due promptly following the Closing in accordance with the terms of such securities, (b) the form of the Company's Amended and Restated Certificate of Incorporation shall be revised to include, without alteration or amendment, the Certificate of Designations of the Series C Preferred Stock, and (c) the form of Merger Agreement shall be revised to reflect such revisions to the form of the Company's Amended and Restated Certificate of Incorporation.

          6.10. Employee Benefits. From and after the Closing, the Company shall
                -------------------
maintain and perform all obligations pursuant to employee benefit plans and policies, including the ESOP, that have accrued or otherwise become due on or before the Closing.

          6.11. Termination of Obligations to ML Sellers. Prior to the Closing
                ------------------------------------------
and other than the agreements relating to items 4 and 5 of Schedule 3.18 hereof, all agreements and arrangements between (a) the Company or any of its Subsidiar-ies and (b) any of the ML Sellers, KECALP 1987, KECALP 1989 or their respective Affiliates, including any agreement or arrangement entered into in connection with the Stock Purchase Agreement, dated as of March 15, 1991, among the ML Sellers, the Company and certain securityholders of the Com-pany, shall be terminated by such parties without any cost, liability or obligation on the part of the Company or its Subsidiaries.

          6.12. FIRPTA Certificate. On the Closing Date, the Company shall
                -------------------
deliver to Buyer a certificate under Code Section 1445(b)(3), in form reasonably acceptable to Buyer, stating that the Company is not, and has not been during the five-year period preceding the Closing Date, a United States real property holding corporation (as defined in Code Section 897(c)(1)(A)(ii)), and, as of the Closing Date, interests in the Company are not United States real property interests by reason of Code Section 897(c)(1)(B).

          6.13. Stockholders' Agreement; Exercise of Certain Call Rights.(a) On
                ---------------------------------------------------------
or prior to the Closing, the Company and each of the Significant Sellers who are parties to that certain Stockholders' Agreement, dated as of March 11, 1991, by and among the Sellers named therein and the Company (the "Stockholders'
                                                         --------------
Agreement"), will have executed an amendment to the Stockholders' Agreement
- -------------
terminating such agreement and extinguishing the rights and obligations of the parties thereunder, such amendment to be effective upon consummation of the transactions contemplated hereby. No other amendments or supplements to the Stockholders' Agreement (other than with respect to termination thereof by other parties thereto) will be entered into by the parties thereto on or after the date hereof. Prior to the Closing, the Company shall use its reasonable best efforts to cause all parties to the Stockholders' Agreement to execute an amendment terminating the Stockholders' Agreement. Buyer shall be provided with a true and complete copy of any such amendments.

          (b) Prior to the Closing, the Company shall deliver a Call Notice as provided for in Section 3.1 of the Stockholders' Agreement to each of Paul H. Brannock and David L. Marshall providing for the purchase by the Company at or promptly following the Closing of shares of Company Common Stock (or Company Options) owned by such individuals at a per share purchase price of $5.2803 in cash (less any exercise price), with the aggregate proceeds to each stockholder rounded to the nearest cent, and shall consummate such transactions substantially in accordance with the Stockholders' Agreement.

          6.14. ESOP Amendments; New Stockholders Agreement. On the Closing,
                --------------------------------------------
Buyer, the Trustee and the Company shall enter into the ESOP Amendments and the New Stockholders Agreement, in the form attached as Exhibits B-1 to 5 and Exhibit C, respectively, hereto. Such parties shall use their respective best efforts to agree upon definitive documentation relating to such agreements and to enter into any other documents which may be reasonably necessary or appropriate in connection with the consummation of the transactions contemplated hereby and thereby.

          6.15. Approval Of Merger. At the Closing, each of Buyer and the
                -------------------
Trustee shall, pursuant to a written consent of stockholders in lieu of a special meeting, vote all shares of Company Common Stock then held by them to approve and adopt the Merger pursuant to the terms of the Merger Agreement in the form attached as Exhibit D hereto.

          6.16. Approval of Amended Certificate of Incorporation. At the
                -------------------------------------------------
Closing, each of Buyer and the Trustee shall, pursuant to a written consent of stockholders in lieu of a special meeting, vote all shares of Company Common Stock then held by them to approve and adopt the Amended Certificate of Incorporation of the Company in the form attached as Exhibit E-l, and simultaneously therewith, the Company shall cause such Amended Certificate of Incorporation to be filed with the Secretary of State of the State of Delaware.

          6.17. Other Agreements; Approval. At the Closing, following the
                ---------------------------
purchase of shares of Company Common Stock and prior to the Merger: (a) Holdings and the Company shall enter into the Parent Option Agreement in the form of Exhibit F hereto; (b) Holdings and the Company shall enter into the Services and Expenses Agreement in the form of Exhibit G hereto; and (c) Buyer or the Company and INVESTCORP International Inc. shall enter into an agreement regarding management services in the form of Exhibit H hereto. Each of Buyer and the Trustee shall, pursuant to a written consent of stockholders in lieu of a special meeting, vote all shares of Company Common Stock then held by them to approve each of the foregoing agreements.

          6.18. Consents relating to Certain Obligations.   Prior to the
                -----------------------------------------
Closing, the Company and Buyer shall cooperate and use reasonable efforts to obtain any required consents of the holders of Series C Preferred Stock, Management Notes or Junior Notes to permit the redemption or prepayment of such securities at the Closing and retire in full all outstanding amounts thereunder; provided, however, that the Company shall not be obligated to incur any
- -------------------
redemption or prepayment
premium or fee (other than as provided in such securities) in connection therewith or to take any action that would require the Company to make a redemption or prepayment in the event the Closing does not occur. To the extent such securities are not redeemed or prepaid at the Closing, Buyer and the Company shall provide notices of redemption or prepayment to all remaining holders thereof promptly following the Closing and shall redeem or prepay such securities in accordance therewith.

                              ARTICLE VII

               CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER
               --------------------------------------------

    The obligations of Buyer to consummate the transactions contemplated by this Agreement shall, at the option of Buyer, be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

          7.1. No Misrepresentation or Breach of Covenants and Warranties. (a)
               ------------------------------------------------------------
There shall have been no material breach by the Company in the performance of any of its covenants, agreements and obligations herein; none of the repre-sentations and warranties contained or referred to in Article III hereof shall fail to be true and correct on the date hereof or on the Closing Date as though made on the Closing Date, except for (i) representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct as of such date or time), (ii) representations and warranties which are not qualified by Material Adverse Effect or otherwise by material adversity (which need be true and correct except for such inaccuracies as in the aggregate (together with the inaccuracies referred to in the following clause (iii)) would not have a Material Adverse Effect), (iii) representations and warranties which are qualified by Material Adverse Effect or otherwise by material adversity shall also be true and correct without regard to such qualification except for such inaccuracies as in the aggregate (together with the inaccuracies referred to in the preceding clause (ii)) would not have a Material Adverse Effect, and (iv) changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Buyer; and there shall have been delivered to Buyer a certificate to such effect, dated the Closing Date and signed by the President and Chief Financial Officer of the Company.

          (b) There shall have been no material breach by any of the Significant Sellers in the performance of any of his or its covenants, agreements and obligations herein, and none of the representations and warranties contained in Article IV made by such Significant Sellers shall fail to be true and correct in any material respect on the date hereof or on the Closing Date as though made on the Closing Date; provided,
                                                                  ---------
however, that Buyer shall not be obligated to purchase Shares to be sold
- -------
hereunder by any Seller with respect to which the representations and warranties contained in Section 4.1 fail to be true and correct in all material respects on the date hereof and as of the Closing Date as though made on the Closing Date or which fails to comply in all material respects with its covenants herein.

          7.2. Resignations of Directors. Prior to the Closing, the Buyer shall
               --------------------------
notify the Company of those directors of the Company and the Subsidiaries from whom it will require resignations. The Company shall have furnished Buyer with such signed resignations, effective as of the Closing.

          7.3. Litigation. At the Closing Date, there shall be no injunction,
               -----------
restraining order or decree of any nature of any court or other Governmental Body of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions or other material obligations of the parties hereto as contemplated hereby, and no proceeding seeking any such relief or seeking material damages with respect to the transactions contemplated hereby or the ESOP shall be threatened or pending by any Governmental Body of competent jurisdiction.

          7.4. Necessary Approvals and Consents. The Company shall have
               ---------------------------------
delivered to Buyer such evidence as Buyer may reasonably request of the receipt of all consents, approvals and actions of any third Person or Governmental Body specified in Schedule 3.4 (or required by the terms of Section 3.4 to have been specified) and all exceptions set forth on Schedule 3.1 and Schedule 3.3 shall have been cured, unless the absence of such cure would not have a Material Adverse Effect.

          7.5. Corporate Action. The Board of Directors of the Company shall
               -----------------
have taken all action necessary to approve the transactions contemplated by this Agreement and the ESOP Amendments (other than with respect to the Merger, the Merger Agreement and the transactions contemplated by Sections 2.4(c)(i), 2.4(c)(iii), 2.4(c)(iv) and 2.4(c)(viii)-(x)), and the Company shall have furnished Buyer with certified copies of resolutions adopted by the Board of Directors of the Company, in form and substance reasonably satisfactory to counsel for Buyer, in connection with such transactions.

          7.6. ESOP Trustee. The Company shall have received a written statement
               -------------
from the Trustee to the effect that, on the basis of the representations, warranties, covenants and conditions set forth in this Agreement and its own evaluation and on the advice of its financial and legal advisors, the Trustee believes that the transactions contemplated by this Agreement are fair from a financial point of view to the ESOP.

                              ARTICLE VIII

     CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE SELLERS
     ------------------------------------------------------------------

          The obligations of the Company and the Sellers to consummate the transactions contemplated by this Agreement shall, at their respective options, be subject to the satisfaction on or prior to the Closing Date, of the following conditions:

          8.1. No Misrepresentation or Breach of Covenants and Warranties. There
               -----------------------------------------------------------
shall have been no material breach by Buyer or Holdings in the performance of any of their respective covenants and agreements herein or by Investcorp Bank E.C. ("InvestCorp") of its covenants and agreements contained on the signature
     ---------------
page hereof; each of the representations and warranties of Buyer and Holdings contained or referred to in Article V hereof or of Investcorp contained on the signature page hereof shall be true and correct on the Closing Date as though made on the Closing Date, except for (a) representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct as of such date or time), (b) representations and warranties which are not qualified by a material adverse effect (which need be true and correct except for such inaccuracies as in the aggregate would not have a Material Adverse Effect) and (c) changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by the Company; and there shall have been delivered to the Company and the Trustee a certificate to such effect, dated the Closing Date and signed by the President and Chief Financial Officer of Buyer and Holdings.

     8.2. Litigation. At the Closing Date, there shall be no injunction,
          -----------
restraining order or decree of any nature of any court or other Governmental Body of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions or other material obligations of the parties hereto as contemplated hereby, and no proceeding seeking any such relief or seeking material damages with respect to the transactions contemplated hereby or the ESOP shall be threatened or pending by any Governmental Body of competent jurisdiction.

          8.3. Other Transactions. The conditions set forth in Sections 7.4 and
               -------------------
7.6 shall be satisfied (except if such condition is to Buyer's satisfaction and discretion, it shall be read as being to the Company's, MLCP's and the Trustee's satisfaction or discretion as applicable).

          8.4. ESOP Amendments; New Stockholders' Agreement. The Company's
               --------------------------------------------
obligations with respect to the ESOP Amendments and the New Stockholders' Agreement shall, at its option, be subject to the satisfaction on or prior to the Closing Date of the following conditions: there shall be no material breach by the Trustee in its representations and warranties relating to the execution, delivery and performance by the Trustee of the ESOP Amendments and the New Stockholders' Agreement.

          8.5. Additional Conditions to Trustee's Obligations. The Trustee's
               -----------------------------------------------
obligations to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by the Trustee) of the following ad-ditional conditions:

               (a) the receipt by the Trustee from Houlihan, Lokey, Howard & Zukin, Inc. of an opinion (applying analysis, methodology and factors consistent with those applied in the ESOP Fairness Opinion) affirming, as of the Closing Date, the matters set forth in the ESOP Fairness Opinion, except that receipt thereof shall not be a condition hereunder where the failure to receive such opinion is not due exclusively to changes as of the Closing Date in the terms and conditions of the transactions contemplated by this Agreement from the terms and conditions contemplated as of the date hereof;

               (b) the Trustee not having determined that, due to facts and circumstances arising after the date hereof, consummation of the transactions contemplated hereby constitutes a "Prohibited Transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA, such determination to be made in good faith, based upon consultation with the Trustee's financial advisor and legal counsel and consistent with the written opinion of the Trustee's legal counsel;

               (c) the conditions set forth in Sections 7.1(a) and 7.5 shall have been satisfied (with all references therein to Buyer (other than with respect to the furnishing of certificates) to refer to the Trustee for the purposes of this clause (c));

               (d) the Trustee shall have received the legal opinions, dated as of the Closing Date, of Jones, Day, Reavis & Pogue and Gibson, Dunn & Crutcher, as applicable, with respect to the matters set forth on Exhibit I hereto, such opinions to be in form and substance reasonably satisfactory to the Trustee;

               (e) the indebtedness and other credit arrangements incurred or made by Buyer, and assumed by the Company by virtue of the Merger, shall be materially in the amounts and on the terms provided to the Trustee in writing by Buyer on the date hereof; and

               (f) the amount and exercise price of the options to be received by members of the Company's management at Closing shall not be more favorable to such individuals than as set forth in Exhibit J hereto.

                              ARTICLE IX

                              TERMINATION
                              -----------

          9.1. Termination. Anything contained in this Agreement to the contrary
               ------------
notwithstanding, this Agreement may be terminated at any time prior to the Closing Date: (a) by the mutual consent of Buyer, the Company and MLCP; (b) by Buyer in the event that any condition set forth in Article VII shall not be satisfied and shall not be reasonably capable of being remedied on or prior to the Closing Date; (c) by the Company, MLCP or the Trustee in the event that any condition set forth in Article VIII shall not be satisfied and shall not be reasonably capable of being remedied on or prior to the Closing Date; and (d) by Buyer, the Company, MLCP or the Trustee if the Closing shall not have occurred on or before March 25, 1996 (or, if Buyer, the Company, MLCP and the Trustee shall have agreed to a later date pursuant to Section 2.3, on or before any such later date); provided, however, that no party may terminate this Agreement
             -------------------
pursuant to clause (b), (c) or (d) if the failure of any condition in Article VII or Article VIII to be satisfied or the failure of the Closing to occur on or before March 25, 1996 (or, if Buyer, the Company, MLCP and the Trustee shall have agreed to a later date pursuant to Section 2.3, on or before any such later date), results from the willful and material breach by such party of any covenant of this Agreement.

          9.2. No Liability Upon Termination. In the event that this Agreement
               ------------------------------
shall be terminated pursuant to this Article IX, all obligations of the parties under this Agreement (other than under this Section 9.2 and Section 10.1) shall be terminated without liability or penalty on the part of any party or its officers, directors or general or limited partners to any other party, other than as may result from any willful and material breach by a party of this Agreement.

                              ARTICLE X

                         GENERAL PROVISIONS
                         ------------------

          10.1. Non-survival of Representations, Warranties and Agreements. All
                -----------------------------------------------------------
representations and warranties set forth in Article III and Article IV of this Agreement shall terminate at the earlier of (a) consummation of the transactions contemplated hereby and (b) termination of this Agreement in accordance with
Article IX hereof, except for the representations and warranties of the Sellers set forth in Section 4.1(b), respectively, which shall survive indefinitely. All covenants and agreements set forth in this Agreement shall survive in accordance with their terms.

          10.2. Notices. All notices and other communications given or made
                --------
pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made (a) five business days after being sent by registered or cer-tified mail, return receipt requested, (b) upon delivery, if hand delivered, (c) one business day after being sent by prepaid overnight carrier with guaranteed delivery, with a record of receipt, or (d) upon transmission with confirmed delivery if sent by cable, telegram, facsimile or telecopy (with a copy simultaneously sent by registered or certified mail, return receipt requested), to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

          (a) if to Buyer:

              c/o INVESTCORP International Inc.
              280 Park Avenue, 37th Floor West
              New York, New York 10017
              Attention: Christopher J. O'Brien

              John M. Kenney

              Telecopy:  212/983-7073

              with copies to:

              Gibson, Dunn & Crutcher
              200 Park Avenue
              New York, New York 10166
              Attn: Charles K. Marquis, Esq.
              Telecopy: 212/351-4035

         (b)  if to the Company or the Management Stockholders:

              Simmons Company
              One Concourse Parkway Suite 600
              Atlanta, GA 30328
              Attention: Jonathan C. Daiker
              Telecopy: 770/392-2608

              with copies to:

             (i)  Roger W. Franklin
                  (at the address listed above)

             and

             (ii) Jones, Day, Reavis & Pogue
                  3500 One Peachtree Center
                  303 Peachtree Street NE
                  Atlanta, GA 30308
                  Attention: Lizanne Thomas, Esq.
                  Telecopy: 404/581-8330

          (c) if to MLCP or the ML Sellers:

              Merrill Lynch Capital Partners, Inc.
              c/o Stonington Partners, Inc.
              767 Fifth Avenue
              New York, NY 10153
              Attention: Robert F. End
              Telecopy: 212/339-8585
              with copies to:

              Wachtell, Lipton, Rosen & Katz
              51 West 52nd Street
              New York, NY 10019
              Attention: Andrew R. Brownstein, Esq.
              Telecopy: 212/403-2000

         (d)  if to KECALP 1987 or KECALP 1989:

              Merrill Lynch & Co.
              World Financial Center,
              North Tower
              250 Vesey Street
              New York, NY 10281
              Attention: Margaret Nelson, Esq.
              Telecopy: 212/449-7750

          (e) if to the Trustee:

              NationsBank, N.A. (South)
              600 Peachtree Street, NE
              Atlanta, GA 30308
              Attention: Ernest F. Ritter
              Telecopy: 404/607-6543

              with copies to:

              Kirkpatrick & Lockhart LLP
              1500 Oliver Building
              Pittsburgh, PA 15272
              Attention: Charles R. Smith, Esq.
              Telecopy: 412/355-6501

          10.3. Expenses and Taxes. Subject to Section 9.2, and except as
                -------------------
otherwise provided in this Section 10.3, each party hereto shall pay all of his or its own costs and expenses incident to his or its negotiation and preparation of this Agreement and any other related agreement contemplated hereby and to his or its performance and compliance with all agreements and conditions contained herein or therein on his or its part to be performed or complied with, including the fees, expenses and disbursements of his or its counsel and accountants. The foregoing notwithstanding, immediately prior to the Closing the Company (a) shall pay the fees and expenses of counsel and financial advisors to the Company and the Trustee (exclusive of any fees and expenses of Merrill Lynch, Pierce, Fenner & Smith, Inc. and Wachtell, Lipton,

Rosen & Katz, in each case, in connection with the transactions contemplated hereby) that are due at Closing and (b) shall pay to the members of the Company's management listed in Schedule 10.3(a) the respective amounts listed next to such person's name therein. In the Company's good faith estimate as of the date hereof, based upon estimates received, the fees and expenses described in clause (a) of the preceding sentence due at Closing will not exceed $650,000 in the aggregate. The Company and the Trustee shall seek to cause the entities referred to in clause (a) to deliver, at least two business days prior to the Closing, invoices to the Company and Buyer for fees and expenses to be paid at the Closing in connection with the transactions contemplated hereby. The foregoing notwithstanding, the Company shall also pay any stock transfer or similar taxes in connection with the sale and exchange of Shares owned by the Trustee. In addition, at the Closing, Buyer shall pay the amounts as set forth, to the parties indicated, on Schedule 10.3(b).

          10.4. Partial Invalidity. Wherever possible, each provision hereof
                -------------------
shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

          10.5. Execution in Counterparts. This Agreement may be executed in one
                --------------------------
or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties and delivered to each of the Company and Buyer. Upon execution and delivery of this Agreement by each of Buyer, Investcorp and the Significant Sellers, this Agreement shall become binding as to such parties.

          10.6. Governing Law. This Agreement shall be governed by and construed
                --------------
in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws, except that any matters governed by the General Corporation Law of the State of Delaware shall be governed by the laws of the State of Delaware.

          10.7. Assignment; Successors and Assigns. Neither this Agreement nor
                -----------------------------------
any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; provided, however, that Buyer may assign its right to purchase the Shares to one
- ------------------
or more of its Affiliates; provided further, however, that no such assignment
                           ----------------  ---------
shall relieve Buyer of any of its liabilities or obligations hereunder without the written consent of the Company, the Trustee and MLCP. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors or assigns, heirs, legatees, distributees, executors, administrators and guardians. Nothing in this Agreement, expressed or implied, is intended or shall be construed upon any Person (other than the parties hereto and the successors and assigns permitted by this Section 10.7, officers and directors of the Company and their respective heirs, legatees and personal representatives with respect to Section 6.7, and holders of the Management Notes, Junior Notes and Series C Preferred Stock with respect to Sections 2.4(c)(v) and 6.9 and holders of Company Options with respect to Section 6.8) any right, remedy or claim under or by reason of this Agreement.

          10.8. Titles and Headings. Titles and headings to Sections herein are
                --------------------
inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

          10.9. Schedules and Exhibits. The Schedules and Exhibits referred to
                -----------------------
in this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. Except as expressly set forth herein, disclosure of any fact or item in any Schedule hereto shall, to the extent apparent from the face of such Schedule and relevant to any other Schedule or Schedules, be deemed to be disclosed in such other Schedule or Schedules, notwithstanding the lack of a specific cross-reference.

          10.10. Knowledge.   In each provision of this Agreement in which a
                 ----------
representation or warranty is qualified to the "knowledge" of a Person or to the "best of the knowledge" of a Person, unless otherwise stated in such provision, each such phrase means that the Person does not have actual knowledge after due investigation thereof of any state of facts which is different from the facts described in the warranty or representation.

          10.11. Entire Agreement; Amendments. This Agreement, including the
                 -----------------------------
Schedules and Exhibits, contains the entire understanding of the parties hereto with regard to the subject matter contained herein. The parties hereto, by mu-tual agreement in writing, may amend, modify and supplement this Agreement. Any such agreement shall be validly and sufficiently authorized for purposes of this Agreement if it is signed by Buyer, the Company, MLCP, KECALP 1987, KECALP 1989, the Trustee and, where required pursuant to Section 10.12 hereof, the Management Stockholders.

          10.12. Action by Management Stockholders and ML Sellers. Each of the
                 -------------------------------------------------
ML Sellers and Management Stockholders expressly agrees that any action that may be taken by them under Section 10.11 or 10.13 hereof or otherwise hereunder shall be effective as to all of the ML Sellers and all of the Management Stockholders if a written instrument evidencing approval of such action is signed by MLCP; provided, however, that in the case of any action that does not
                --------- ---------
similarly affect such Sellers on a pro rata basis, the approval of MLCP shall be
                                   --------
effective as to the ML Sellers only, and the approval of each Management Stockholder affected by such action shall be required for such approval to be effective as to such Seller.

          10.13. Waivers. Any term or provision of this Agreement may be waived,
                 --------
or the time for its performance may be extended, by the party or parties entitled to the benefit thereof; provided, however, that any waiver or extension
                                 -------------------
evidenced by a written instrument contemplated by Section 10.12 shall be an effective waiver or extension as to all ML Sellers and all Management Stockholders. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such pro-vision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

SIMMONS ACQUISITION CORP.

     By:   /s/ John M. Kenney
          ---------------------
          Name:  John M. Kenney
          Title: Vice President

SIMMONS HOLDINGS, INC.

     By:   /s/ John M. Kenney
          ----------------------
          Name:  John M. Kenney
          Title: Vice President

MERRILL LYNCH CAPITAL APPRECIATION PARTNERSHIP NO. B-XI, L.P.

     By:  Merrill Lynch LBO Partners
          No. B-II, L.P., its general
          partner

     By:  Merrill Lynch Capital Partners, Inc.,
          its general partner


          By:   /s/ James V. Caruso
               ------------------------
               Name:  James V. Caruso
               Title: Vice President

MLCP ASSOCIATES L.P. NO. II

     By: Merrill Lynch Capital Partners, Inc.,
         its general partner

          By:  /s/ James V. Caruso
               ------------------------
               Name:   James V. Caruso
               Title:  Vice President

ML IBK POSITIONS INC.

    By:     /s/ James V. Caruso
          -------------------------
          Name:   James V. Caruso
          Title:  Vice President

ML OFFSHORE LBO PARTNERSHIP NO. B-XI

     By:  Merrill Lynch LBO Partners
          No. B-II, L.P., its investment
          general partner

          By: Merrill Lynch Capital
               Partners, Inc., its
               general partner


               By:   /s/ James V. Caruso
                    --------------------
                    Name:  James V. Caruso
                    Title: Vice President

MERRILL LYNCH KECALP L.P. 1987

     By:  KECALP INC., its general
          partner


     By:    /s/ James V. Caruso
          -------------------------------
          Name:  James V. Caruso
          Title: Vice President

MERRILL LYNCH KECALP L.P. 1989

     By:  KECALP Inc., its general partner

     By:    /s/ James V. Caruso
          --------------------------------
          Name:  James V. Caruso
          Title: Vice President

MERCHANT BANKING L.P. NO. IV

     By:  Merrill Lynch MBP Inc.,
          its general partner

          By:    /s/ James V. Caruso
               -------------------------
               Name:  James V. Caruso
               Title: Vice President

SIMMONS COMPANY

          By:    /s/ Zenon S. Nie
               -------------------------
               Name: Zenon S. Nie
               Title: Chairman/CEO

NATIONSBANK, N.A. (SOUTH), AS
TRUSTEE OF THE SIMMONS COMPANY
EMPLOYEE STOCK OWNERSHIP TRUST

          By:    /s/ Ernest F. Ritter, Jr.
               --------------------------
               Name: Ernest F. Ritter, Jr.
               Title: Sr. Vice President



MANAGEMENT STOCKHOLDERS


 /s/ Robert K. Barton
- --------------------------
ROBERT K. BARTON


 /s/ Leo T. Brennan
- --------------------------
LEO T. BRENNAN


 /s/ Martin R. Passaglia
- --------------------------
MARTIN R. PASSAGLIA


          The undersigned, INVESTCORP BANK E.C., hereby undertakes and agrees to cause Buyer and Holdings to perform
each of their obligations and agreements under this Agreement and the undersigned expressly agrees to be liable in the event Buyer fails to perform any of their obligations or agreements under this Agreement; provided, however,
                                                             -----------------
that this undertaking and agreement shall terminate immediately following the Closing. The undersigned hereby represents and warrants to each Seller and the Company that (i) it has full corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder, (ii) it has taken all actions necessary to authorize the execution, delivery and performance of this Agreement by it, (iii) such execution, delivery and performance do not conflict with, violate or otherwise result in a default under its Certificate of Incorporation, By-laws or other organizational documents, and (iv) this Agreement is the legal, valid and binding obligation of Investcorp, enforceable in accordance with its terms.


                                               INVESTCORP BANK E.C.


                                               By:   /s/ Elias N. Hallak
                                                  -----------------------
                                                  Name:  Elias N. Hallak
                                                  Title: Chief Operating Officer

                                   Exhibit A

               Aggregate Purchase Price Payable to Each Seller

                              Number Of                Aggregate
                              Shares Of                Purchase Price
     Seller                  Common Stock              Payable to Seller
     ------                 -------------              -----------------

NationsBank, N.A,             6,001,257                $31,235,056.52
(South), solely as
Trustee of the Simmons
Company Employee Stock
Ownership Trust 1

Merrill Lynch Capital        11,345,821                59,909,187.34
Appreciation Partner-
ship No. B-XI, L.P.

ML Offshore LBO Partner-      6,645,841                35,091,945.62
ship No. B-XI

ML IBK Positions, Inc.        2,982,686                15,749,437.12

Merrill Lynch KECALP            602,282                 3,180,221.61
L.P. 1987

Merrill Lynch KECALP            522,196                 2,757,344.58
L.P. 1989

Merchant Banking L.P.           390,748                 2,063,261.45
No. IV

MLCP Associates L.P.            179,918                   950,018.62
No. II

Robert K. Barton                 29,627                   156,439.05

Leo T. Brennan                   71,105                   375,454.78

Martin R. Passaglia              29,627                   156,439.05

                             ----------              ---------------
Total                        28,801,108              $151,624,805.74
                             ==========              ===============


- ---------------
1 The shares to be purchased from the Trustee, and the related purchase price, have been adjusted as set forth above prior to the Closing Date pursuant to Section 2.5 of the Agreement.